THIRD AMENDMENT TO CREDIT AGREEMENT

       TMS THIRD AMENDNENT ("Amendment") is made as of August 10, 1998 to that certain Credit Agreement dated as of August 28, 1995, as amended by that certain Amendment to Credit Agreement dated as of April 7, 1997 and the Second Amendment to Credit Agreement dated as of August 31, 1997 (as so amended, the "Credit Agreement") among The West Company, Incorporated, a Pennsylvania corporation ("The West Company"), the Subsidiary Borrowers referred to therein, the banking institutions signatories thereto (each, a "Bank" and collectively, the "Banks") and CoreStates Bank, N.A., as agent for the Banks under the Credit Agreement (in such capacity, the "Agent"). The West Company and the Subsidiary Borrowers are sometimes referred to herein collectively as the "Borrowers" and individually as a "Borrower." Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

       WHEREAS, the Borrowers, the Banks and the Agent desire to amend the Credit Agreement and the Borrowers, the Banks and the Agent are each willing to effect such amendment.

       NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

 1. Amendment to Credit Agreement

       (a) Restatement of Section 3.7 - Margin Regulations. Section 3.7 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

               "3.7 Margin Requirements. The West Company will not hold 'margin stock', as defined by The Board of Governors of the Federal Reserve System, to the extent that the value of such margin stock, determined in accordance with The West Company's ordinary business practices and GAAP, exceeds twenty-five percent (25%) of the value of the assets of The West Company."

       (b) Restatement of Section 5.9 - Use of Proceeds. Section 5.9 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

               "5.9 Use of Proceeds. Use the proceeds of the Loans (i) to finance working capital, capital expenditures and acquisitions,
               (ii) to repurchase outstanding shares of its common stock and
               (iii) for general corporate purposes."

       (c) Restatement of Section 6.5 - Margin Stock. Section 6.5 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

               "6.5 Margin Stock. Hold margin stock when the value of such margin stock, determined in accordance with The West Company's ordinary business practices and GAAP, exceeds twenty-five percent (25%) of the value of the assets of The West Company."

2. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Agent or facsimile that such counterparts have been signed by all the parties hereto or thereto.

3. Effect of Amendment. Except as herein modified and amended, all terms and conditions of the Credit Agrcement shall remain unchanged and in full force and effect.

       IN WITNESS WHEREOF, the Borrowers and the Banks have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

101 Gordon Drive                           THE WEST COMPANY,
P.O. Box 645                               INCORPORATED
Lionville, PA 19341-0645
Attn: Stephen M. Heumann                   By: /s/ Stephen M. Heumann
                                               ---------------------------------
                                           Name: Stephen M. Heumann
                                           Title: Vice President and Treasurer

c/o The West Company, Incorporated         PACO PHARMACEUTICAL
101 Gordon Drive                           SERVICES, INC.
P.O. Box 645
Lionville. PA 19341-0645
Attn: Stephen M. Heumann                   By: /s/ Stephen M. Heumann
                                               ---------------------------------
                                           Name: Stephen M. Heumann
                                           Title:  VP
c/o The West Company, Incorporated         TWC OF FLORIDA, INCORPORATED
101 Gordon Drive
P.O. Box 645
Lionville, PA 19341-0645                   By: /s/ Stephen M. Heumann
Attn: Stephen M. Heumann                       ---------------------------------
                                           Name: Stephen M. Heumann
                                           Title: VP

c/o The West Company, Incorporated         THE WEST COMPANY GROUP LTD.
101 Gordon Drive
P.O. Box 645
Lionville, PA 19341-0645
Attn: Stephen M. Heumann                   By: /s/ Stephen M. Heumann
                                               ---------------------------------
                                           Name: Stephen M. Heumann
                                           Title: VP

1000 Westakes Drive, Suite 200             PNC BANK, NATIONAL ASSOCIATION
Berwyn, PA 19312
Attn: Amy Petersen                         By: /s/ Amy T. Petersen
                                               ---------------------------------
                                           Name: Amy T. Petersen
                                           Title: Vice President

75 Wall Street                             DRESDNER BANK AG, NEW YORK
New York NY 10005-2889                     AND GRAND CAYMAN BRANCHES
Attn: Richard Morris
                                           By: /s/ Deborah Slusarczyk
                                               ---------------------------------
                                           Name: Deborah Slusarczyk
                                           Title: Vice President

                                           By: /s/ J. Michael Leffler
                                               ---------------------------------
                                           Name: J. Michael Leffler
                                           Title: Senior Vice President

191 Peachtree Street N.W.                  WACHOVIA BANK, N.A.
MC 370 28th Floor
Atlanta, GA 30303                          By: /s/ John C. Coffin
Attn: John C. Coffin                           ---------------------------------
                                           Name:  John C. Coffin
                                           Title: Senior Vice President

270 Park Avenue                            THE CHASE MANHATTAN BANK
New York, NY 10017
Attn: Stephen P. Rochford                  By: /s/ Stephen P. Rochford
                                               ---------------------------------
                                           Name:  Stephen P. Rochford
                                           Title: Vice President

1339 Chestnut Street                        CORESTATES BANK, N.A., individually
Philadelphia, PA 19101                      and as Agent
FC 1-8-3-16
Attn: Jane Greenfield                       By: /s/ Jane Greenfield
                                                -------------------------------
                                            Name:  Jane Greenfield
                                            Title: Vice President


                                            CoreStates Bank, N.A. has merged
                                            into First Union National Bank

First Union National Bank
PA 4830
1345 Chestnut Street
Philadelphia, Pennsylvania 19107


[LOGO]


August 25, 1998

Ms. Jane Greenfield                         Ms. Amy Petersen
First Union                                 PNC Bank, N.A.
2240 Butler Pike                            Valley Forge Regional Banking Center
PA 5091                                     1000 Westlakes Drive
Plymouth Meeting PA 19462                   Berwyn, PA 19312


Mr. Craig Erickson                          Mr. John C. Coffin
Dresdner Bank AG                            Wachovia Bank of Georgia, N.A.
75 Wall Street                              191 Peachtree Street N.W.
New York, NY 10005                          MC 370 28th Floor
                                            Atlanta, GA 30303


Mr. Steve Rochford
The Chase Manhattan Bank
Healthcare Group
270 Park Avenue - 48th Floor
New York, NY 10017-2070


RE: The West Company Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997

       Extension of $70,000,000.00 364 Day Facility Termination Date to August 24, 1999
       ----------------------------------------------------------------

Please be advised in accordance with Section II, 2.1 (a) of the above Credit Agreement, the Banks have unanimously agreed to establish a new 364 Day Facility on the existing 364 Day Facility Termination Date of August 25, 1998. Based on this approval, the Credit Agreement is now deemed to be amended to reflect this new 364 Day Facility with a new 364 Day Facility Termination Date of August 24, 1999.

Please adjust your records accordingly. A copy of each Bank's approval letter will be forwarded to you by mail. If you have any questions, please call me at
(215)-973-6621.


Sincerely yours,

/s/ Stacy Shegda
------------------------
Stacy Shegda
Assistant Vice President

CoreStates Bank, N.A.
FC 1-8-3-14
PO Box 7618
1339 Chestnut Street
Phiiadelphia PA 19101-7618
215 973 3507
Fax 215 973 6745
Email jgreenfi@corestates.com

Jane G. Greenfield
Vice President and
Senior Relationship Officer
Corporate Banking                                                        [LOGO]


June 22, 1998

Ms. Stacy Shegda
Assistant Vice President
First Union National Bank
1345 Chestnut Street
F.C. 1-8-12-1
Philadelphia PA 19101


RE: The West Company Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997

       364 Day Facility Termination Date of August 25, 1998
       ----------------------------------------------------

Dear Ms. Shegda:

Pursuant to Section II, 2.1 (a) of the Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997, among The West Company, Incorporated, certain subsidiaries thereof and the banking institutions named therein, with First Union National Bank (as successor to CoreStates Bank, N.A.), as Agent, the undersigned hereby agrees to establish a new 364 Day Facility on August 25, 1998. The new 364 Day Termination Date will be August 24, 1999.


                                            Sincerely,

                                            /s/ Jane Greenfield
                                                -------------------------------
                                                Jane G. Greenfield
                                                Vice President

                     [DRESDNER KLEINWORT BENSON LETTERHEAD]


June 29, 1998

Ms. Stacy Shegda
Assistant Vice President
First Union National Bank
1345 Chestnut Street
F.C. 1-8-12-1
Philadelphia, PA 19101

Re: The West Company Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997

       364 Day Facility Termination Date of August 25, 1998
       ----------------------------------------------------

Dear Ms. Shegda:

Pursuant to Section II, 2.1 (a) of the Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997, among The West Company, Incorporated, certain subsidiaries thereof and the banking institutions named therein, with First Union National Bank (as successor to CoreStates Bank, N.A.), as Agent, the undersigned hereby agrees to establish a new 364 Day Facility on August 25, 1998. The new 364 Day Termination Date will be August 24, 1999.

For and on behalf of Dresdner Bank AG, New York and Grand Cayman Branches


By: /s/ A. R. Morris                        By: /s/ B. C. Erickson
    -----------------------                     ------------------
Title: First Vice President                 Title: Vice President

                                     [LOGO]


The Chase Manhattan Bank                                     Stephen P. Rochford
Healthcare Group                                             Vice President
270 Park Avenue
New York, NY 10017-2070
Tel 212-270-7275
Fax 212-270-5135
stephen.rochford@chase.corn

June 29, 1998

Ms. Stacy Shegda
Assistant Vice President
First Union National Bank
1345 Chestnut Street
F.C. 1-8-12-1
Philadelphia, PA 19101

RE: The West Company Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997

       364 Day Facility Termination Date of August 25, 1998
       ----------------------------------------------------

 Dear Ms. Shegda:

Pursuant to Section II, 2.1(a) of the Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997, among The West Company, Incorporated, certain subsidiaries thereof and the banking institutions named therein, with First Union National Bank (as successor to CoreStates Bank, N.A.), as Agent, the undersigned hereby agrees to establish a new 364 Day Facility on August 25, 1998. The new 364 Day Termination Date will be August 24, 1999.


Sincerely,

/s/ Stephen P. Rochford
-----------------------

PNC Bank, N.A.        610 725 5227 Tel            Amy T. Petersen
Valley Forge Regional   610 725 5799 Fax            Vice President
Banking Center          amy.petersen@pncbank.com    Corporate Banking
1000 Westlakes Drive                                 Senior Relationship Manager
Berwyn, PA 19312

                                                                         {LOGO}

June 28, 1998

Ms. Stacy Shegda
Assistant Vice President
First Union National Bank
1345 Chestnut Street
F.C. 1-8-12-1
Philadelphia, PA 19101

RE: The West Company Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997

       364 Day Facility Termination Date of August 25, 1998
       ----------------------------------------------------

Dear Ms. Shegda:

Pursuant to Section II, 2.1(a) of the Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997, among The West Company, Incorporated, certain subsidiaries thereof and the banking institutions named therein, with First Union National Bank (as successor to CoreStates Bank, N.A.), as Agent, the undersigned hereby agrees to establish a new 364 Day Facility on August 25, 1998. The new 364 Day Termination Date will be August 24, 1999.


Sincerely,

/s/ Amy T. Petersen
-------------------
Amy T. Petersen
Vice President

                             [WACHOVIA LETTERHEAD]


Ms. Stacy Shegda                                                  July 6, 1998
Assistant Vice President
First Union National Bank
1345 Chestnut Street
F.C. 1-8-12-1
Philadelphia, PA 19101

RE: The West Company Credit Agreement dated August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997

       364 Day Facility Termination Date of August 25, 1998
       ----------------------------------------------------

Dear Ms Shegda,

Pursuant to Section 11, 2.1(a) of the Credit Agreement dated as of August 28, 1995 and as amended by Amendment to Credit Agreement dated as of April 7, 1997, among the West Company, Incorporated, certain subsidiaries thereof and the banking institutions named therein, with First Union National Bank (as successor to CoreStates Bank, N.A.), as Agent, Wachovia Bank, N.A. hereby agrees to establish a new 364 Day Facility on August 25, 1998. The new 364 Day Termination Date will be August 24, 1999.


                                            Sincerely,

                                            /s/ John C. Coffin
                                                -------------------
                                                John C. Coffin, SVP
                                                (404) 332-4056

                      SECOND AMENDMENT TO CREDIT AGREEMENT

       THIS SECOND AMENDMENT ("Amendment") is made as of August 31, 1997 to that certain Credit Agreement dated as of August 28, 1995, as amended by that certain Amendment to Credit Agreement dated as of April 7, 1997 (as so amended, the "Credit Agreement") among The West Company, Incorporated, a Pennsylvania corporation ("The West Company"), the Subsidiary Borrowers referred to therein, the banking institutions signatories thereto (each, a "Bank" and collectively, the "Banks") and CoreStates Bank, N.A, as agent for the Banks under the Credit Agreement (in such capacity, the "Agent"). The West Company and the Subsidiary Borrowers are sometimes referred to herein collectively as the "Borrowers" and individually as a "Borrower." Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

       WHEREAS, the Borrowers, the Banks and the Agent desire to amend the Credit Agreement and the Borrowers, the Banks and the Agent are each willing to effect such amendment.

       NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Credit Agreement

       The definition of "Indebtedness for Borrowed Money" set forth in Section
1.1 of the Credit Agreement is amended to read in its entirety as follows:

       "Indebtedness for Borrowed Money" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising for money borrowed by The West Company and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, (ii) standby letter of credit outstandings, and (iii) all indebtedness of others for money borrowed (including a West Affiliate) with respect to which The West Company or any Subsidiary has become liable by way of a guarantee or indemnity to the extent such indebtedness is not included in (i) or (ii) above.

2. Counterparts; Effectiveness. This Amendment maybe signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Agent or facsimile that such counterparts have been signed by all the parties hereto or thereto.

3. Effect of Amendment. Except as herein modified and amended, all terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

       IN WITNESS WHEREOF, the Borrowers and the Banks have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

101 Gordon Drive                           THE WEST COMPANY, INCORPORATED
P.O. Box 645
Lionville, PA 19341-0645                   By: /s/ Stephen M. Heumann
Aitn: Joseph Mallozzi                          --------------------------------
                                           Name:  Stephen M. Heumann
                                           Title: Vice President, Treasurer
                                                  and Assistant Treasurer


c/o The West Company, Incorporated         PACO PHARMACEUTICAL SERVICES, INC.
101 Gordon Drive
P.O. Box 645                               By: /s/ Kevin L. Call
Lionville, PA 19341-0645                       --------------------------------
Attn: Joseph Mallozzi                      Name:  Kevin L. Call
                                           Title: Secretary


c/o The West Company, Incorporated         TWC OF FLORMA, INCORPORATED
101 Gordon Drive
P.O. Box 645                               By: /s/ Stephen M. Heumann
Lionville, PA 19341-0645                       --------------------------------
Attn: Joseph Mallozzi                      Name:  Stephen M. Heumann
                                           Title: Vice President


c/o The West Company, Incorporated         THE WEST COMPANY GROUP LTD.
101 Gordon Drive
P.O. Box 645                               By: /s/ John R. Gailey III
Lionville, PA 19341-0645                       --------------------------------
Attn: Joseph Mallozzi                      Name:  John R. Gailey III
                                           Title: Director


1600 Market Street, 21st Floor             PNC BANK, NATIONAL ASSOCIATION
Philadelphia, PA 19103
Attn: Amy Peterson                         By: /s/ Amy T.Peterson
                                               --------------------------------
                                           Name:  Amy T. Peterson
                                           Title:

75 Wall Street                             DRESDNER BANK AG, NEW YORK BRANCH
New York, NY 10005-2889                    AND GRAND CAYMAN BRANCHES
Attn: Felix Camacho
      Robert Grella                        By: /s/ Robert Grella
                                               --------------------------------
                                           Name:  Robert Grella
                                           Title: Vice President

                                           By: /s/ Felix K. Camacho
                                               --------------------------------
                                           Name:  Felix K. Camacho
                                           Title: Assistant Treasurer


191 Peachtree Street N.W.                  WACHOVIA BANK OF GEORGIA, N.A.
MC 370 28th Floor
Atlanta, GA 30303                          By: /s/ Adam T. Ogburn
Attn: Adam T. Ogbum                            --------------------------------
                                           Name:  Adam T. Ogburn
                                           Title: Vice President

270 Park Avenue                            THE CHASE MANHATTAN BANK
New York, NY 10017
Attn: Joan F. Garvin                       By: /s/ Joan F. Garvin
                                               --------------------------------
                                           Name:  Joan F. Garvin
                                           Title: Managing Director

1339 Chestnut Street                       CORESTATES BANK N.A., individually
Philadelphia, PA 19101                     and as Agent
FC 1-8-3-16
Attn: Jane Greenfield                      By: /s/ Jane Greenfield
                                           -------------------------------------
                                           Name: Jane Greenfield
                                           Title: Vice President

                         AMENDMENT TO CREDIT AGREEMENT

     THIS AMENDMENT ("Amendment") is made as of April 7, 1997 to that certain Credit Agreement dated as of August 28, 1995 (the "Credit Agreement") among The West Company, Incorporated, a Pennsylvania corporation ("The West Company"), the Subsidiary Borrowers referred to therein, the banking institutions signatories thereto (each, a "Bank" and collectively, the "Banks") and CoreStates Bank, N.A., as agent for the Banks under the Credit Agreement (in such capacity, the "Agent"). The West Company and the Subsidiary Borrowers are sometimes referred to herein collectively as the "Borrowers" and individually as a "Borrower." Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     WHEREAS, the Borrowers, the Banks and the Agent desire to amend the Credit Agreement and the Borrowers, the Banks and the Agent are each willing to effect such amendment.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Amendment to Credit Agreement

     (a) Addition of New Subsidiary Borrower. The definition of "Subsidiary Borrower" in the Credit Agreement shall hereinafter include The West Company Group Ltd.

     (b) Addition of New Banks. The definition of "Bank" in the Credit Agreement shall hereinafter include The Chase Manhattan Bank and Wachovia Bank of Georgia, N.A.

     (c) Restatement of Exhibit A. Exhibit A to the Credit Agreement shall be deleted in its entirety and replaced with the "Restated Exhibit A" attached hereto.

     (d) Restatement of Schedule 1.1. Schedule 1.1 to the Credit Agreement shall be deleted in its entirety and replaced with the "Restated
          Schedule 1.1" attached hereto.

     (e) Amendment to "LIBO Rate". The definition of "LIBO Rate" in Section 1 of the Credit Agreement is hereby amended by deleting from provision
          (i) thereof the phrase "one-sixteenth of one percent" and replacing it with "1/100th of 1%".

     (f) Amendment to Section 2.1(a). The fourth paragraph of Section 2.1(a) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

     "On or before the 75th day (but not earlier than the 110th day) prior to the 364 Day Facility Termination Date The West Company may on behalf of the Borrowers request in writing to the Agent that a new 364 Day Facility be established with a new 364 Day Facility Termination Date three hundred sixty-four (364) days from the previous 364 Day Facility Termination Date. The Agent will promptly distribute such notice to the Banks. The Banks shall notify the Agent not more than 25 days following the request by The West Company of their willingness, in their sole discretion, to establish a new 364 Day Facility and the Agent shall notify The West Company of such decision promptly following its receipt thereof, but not more than 30 days following the request by The West Company. If all of the Banks agree to a new 364 Day Facility and a new 364 Day Facility Termination Date, the Agent, on the then current 364 Day Facility Termination Date, shall advise the Company and the Banks, in writing, that a new 364 Day Facility and 364 Day Facility Termination Date has been established and this Agreement shall be deemed amended to such extent. Such new 364 Day Facility Termination Date shall be the 364 Day Facility Termination Date for all purposes under this Agreement. If a Bank or Banks with Commitment Percentages at such time aggregating not more than 45% shall no longer be willing to continue the 364 Day Facility, The West Company may on behalf of the Borrowers request that
(i) the Banks willing to continue the 364 Day Facility increase their respective Commitment Percentages (provided, however, that the Banks shall be under no obligation to do so) or (ii) a new bank or banks become parties to this Agreement to provide such Facility. The addition of any such new bank or banks shall be subject to the consent of the Agent, which consent will not be unreasonably withheld. Subject to such consent of the Agent, the remaining Banks and the Agent agree to cooperate with The West Company in making such amendments hereto as shall be required to add such new bank or banks."

     (g) Amendment to Section 2.1(b). The fourth paragraph of Section 2.1(b) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

     "On August 27, 1998, and on each August 27th thereafter, The West Company on behalf of the Borrowers may request in writing to the Agent that the Five Year Facility be extended to a date with a new Five Year Facility Termination Date one (1) year from the previous Five Year Facility Termination Date. The Agent will promptly distribute such notice to the Banks. The Banks shall notify the Agent not more than 60 days following the request by The West Company of their willingness, in their sole discretion, to establish a new date and the Agent shall notify The West Company of such decision promptly following its receipt thereof, but not more than 70 days following the request by The West Company. If all of the Banks agree to a new Five Year Facility Termination Date, the Agent shall advise the Company and the Banks, in writing, that a new Five Year Facility and Five Year Facility Termination Date has been established and this

Agreement shall be deemed amended to such extent. Such new Five Year Facility Termination Date shall be the Five Year Facility Termination Date for all purposes under this Agreement. If a Bank or Banks with Commitment Percentages at such time aggregating not more than 45% shall be unwilling to extend the Five Year Facility, The West Company may on behalf of the Borrowers request that (i) the Banks willing to extend the Five Year Facility increase their respective Commitment Percentages (provided, however, that the Banks shall be under no obligation to do so) or (ii) a new bank or banks become parties to this Agreement to provide the Five Year Facility following the termination of the Five Year Facility with respect to the Bank which is unwilling to extend its Commitment. The addition of any such new bank or banks shall be subject to the consent of Agent, which consent will not be unreasonably withheld. Subject to such consent of the Agent, such Bank may be replaced by a new bank or banks any time following receipt of notice by the Agent of such Bank's unwillingness to extend its Five Year Facility Commitment and the Banks and the Agent agree to cooperate with The West Company in making such amendments hereto as shall be required to replace such Bank."

2. Conditions to Effectiveness. This Amendment shall be effective upon the satisfaction of the following conditions:

     (a) Notes. Each Bank shall have received executed Notes (the "New Notes") payable to the order of such Bank and otherwise in the forms of Exhibits B-1, B-2 and B-3 hereto, and each Bank that was an original party to the Credit Agreement shall cancel the original Notes issued in connection therewith and promptly return such original Notes to the Borrowers;

     (b) Covenants; Representations. The Borrowers shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true in all material respects with the same effect as if such representation or warranty had been made on the date of this Amendment;

     (c) Articles, Bylaws. The Banks shall have received copies of the Articles or Certificates of Incorporation and Bylaws of each Borrower, certified by the secretary or assistant secretary of such Borrower;

     (d) Evidence of Authorization. The Banks shall have received certified copies of all corporate or other action taken by each Borrower to authorize the increase to the 364 Day Facility and to authorize its execution and delivery and performance of this Amendment and the agreements and documents contemplated hereby;

     (e) Legal Opinion. The Banks shall have received a favorable written opinion of Dechert, Price & Rhoads, counsel of the Borrowers, which shall be addressed to the Banks and be dated the date of this Amendment, in substantially the form attached as Exhibit C;

     (f) Inumbency. The Banks shall have received a certificate signed by the secretary or assistant secretary of each Borrower signatory to this Amendment together with the true signature of the officer or officers authorized to execute and deliver this Amendment and the agreements and documents contemplated hereby, upon which the Banks shall be entitled to rely conclusively;

     (g) Consents. The Borrowers shall have provided to the Banks evidence satisfactory to the Banks that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Amendment have been obtained and remain in effect;

     (h) Change. No material adverse change shall have occurred in the financial condition of The West Company and its Subsidiaries taken as a whole since September 30, 1996;

     (i) Pending or Threatened Litigation. There shall not be any pending litigation, bankruptcy or insolvency, injunction, order or claim which could reasonably have a Material Adverse Effect; and

     (j) Defaults. After giving effect to this Amendment, no Event of Default or Potential Default shall exist.

3. Governing Law. The Amendment Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

4. Counterparts, Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Agent or facsimile that such counterparts have been signed by all the parties hereto or thereto.

5. Effect of Amendment. Except as herein modified and amended, all terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Borrowers and the Banks have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

101 Gordon Drive                            THE WEST COMPANY,
P.O. Box 645                                INCORPORATED
Lionville, PA 19341-0645
Attn: Joseph Mallozzi
                                            By:_________________________________
                                            Name:
                                            Title:

c/o The West Company, Incorporated          PACO PHARMACEUTICAL
101 Gordon Drive                            SERVICES, INC.
P.O. Box 645
Lionville, PA 19341-0645
Attn: Joseph Mallozzi                       By:_________________________________
                                            Name:
                                            Title:

c/o The West Company, Incorporated          TWC OF FLORIDA, INCORPORATED
101 Gordon Drive
P.O. Box 645
Lionville, PA 19341-0645                    By:_________________________________
Attn: Joseph Mallozzi                       Name:
                                            Title:

c/o The West Company, Incorporated          THE WEST COMPANY GROUP LTD.
101 Gordon Drive
P.O. Box 645
Lionville, PA 19341-0645
Attn: Joseph Mallozzi                       By:_________________________________
                                            Name:
                                            Title:

1600 Market Street, 21st Floor              PNC BANK, NATIONAL ASSOCIATION
Philadelphia, PA 19103
Attn: Amy Petersen
                                            By:_________________________________
                                            Name:
                                            Title:

75 Wall Street                              DRESDNER BANK AG, NEW YORK
New York, NY 10005-2889                     AND GRAND CAYMAN BRANCHES
Attn: Craig Erickson

                                            By:_________________________________
                                            Name:
                                            Title:

191 Peachtree Street N.W.                   WACHOVIA BANK OF GEORGIA, N.A.
MC 370 28th Floor
Atlanta, GA 30303
Attention: Adam T. Ogburn                   By:_________________________________
                                            Name:
                                            Title:

270 Park Avenue                             THE CHASE MANHATTAN BANK
New York, NY 10017
Attention: Joan F. Garvin
                                            By:_________________________________
                                            Name:
                                            Title:

1339 Chestnut Street                        CORESTATES BANK, N.A., individually
Philadelphia, PA 19101                      and as Agent
FC 1-8-3-16
Attention: Joseph M. Finley
                                            By:_________________________________
                                            Name:
                                            Title:

                               RESTATED EXMBIT A

                                   COMMITMENTS

                                                364 Day            Five Year
                              Commitment       Facility            Facility
                              Percentage       Commitment         Commitment
                              ----------       ----------         ----------

 CoreStates Bank, N.A.          32.00%         22,400,000         17,600,000

 PNC Bank, National             20.00%         14,000,000         11,000,000
 Association

 Dresdner Bank AG,              20.00%         14,000,000         11,000,000
 New York and Grand
 Cayman Branches

 Wachovia Bank of               14.00%          9,800,000          7,700,000
 Georgia, N.A.

 The Chase Manhattan            14.00%          9,800,000          7,700,000
 Bank
                                              -----------        -----------
                                              $70,000,000        $55,000,000

--------------------------------------------------------------------------------
                                CREDIT AGREEMENT

                                      among

                         THE WEST COMPANY, INCORPORATED,

                          CERTAIN SUBSIDIARIES THEREOF

                                       and

                      THE BANKING INSTITUTIONS NAMED HEREIN

                                      with

                              CORESTATES BANK, N.A.
                                    as Agent

                           Dated as of August 28, 1995

--------------------------------------------------------------------------------

    3.1  Organization, Standing .............................................30
    3.2  Corporate Authority, Etc. ..........................................30
    3.3  Validity of Documents ..............................................30
    3.4  Litigation .........................................................30
    3.5  ERISA ..............................................................30
    3.6  Financial Statements ...............................................31
    3.7  Margin Regulations .................................................32
    3.8  Not in Default .....................................................32
    3.9  Taxes ..............................................................32
    3.10 Permits. Licenses, Etc..............................................32
    3.11 Compliance With Laws ...............................................32
    3.12 Solvency ...........................................................33
    3.13 Title to Assets . ..................................................33
    3.14 Insurance ..........................................................33
    3.15 Subsidiaries, Etc. .................................................33
    3.16 Disclosure Generally ...............................................34

IV. CONDITIONS PRECEDENT ....................................................34

    4.1  Conditions to All Loans. ...........................................34
         (a)     Documents ..................................................34
         (b)     Covenants; Representations .................................34
         (c)     Defaults ...................................................34
    4.2  Conditions to First Loan ...........................................34
         (a)     Articles, Bylaws ...........................................34
         (b)     Evidence of Authorization. .................................34
         (c)     Legal Opinions. ............................................35
         (d)     Incumbency. ................................................35
         (e)     Notes. .....................................................35
         (f)     Consents ...................................................35
         (g)     Change .....................................................35
         (h)     Pending or Threatened Litigation. ..........................35
         (i)     Other Agreements ...........................................35

V.  AFFIRMATIVE COVENANTS ...................................................35

    5.1 Financial Statements and Reports. ...................................36
         (a)     Annual Statements. .........................................36
         (b)     Quarterly Statements. ......................................36
         (c)     No Default. ................................................36
         (d)     Compliance. ................................................36
         (e)     ERISA. .....................................................37
         (f)     Material Changes. ..........................................37
         (g)     Other Information ..........................................37
    5.2  Taxes and Other Charges. ...........................................37
    5.3  Corporate Existence. ...............................................37
    5.4  Compliance with ERISA ..............................................37

    5.5  Compliance with Regulations. .......................................39
    5.6  Notice of Events. ..................................................39
    5.7  Inspection Rights. .................................................39
    5.8  Generally Accepted Accounting Principles. ..........................40
    5.9  Use of Proceeds. ...................................................40

VI. NEGATIVE COVENANTS ......................................................40

    6.1  Merger, Consolidation ..............................................40
    6.2  Liens.  ............................................................40
    6.3  Sale of Stock of Subsidiary Borrowers ..............................40
    6.4  Judgment, Attachment. ..............................................41
    6.5  Margin Stock .......................................................41
    6.6  Modification of Loan Agreements or Policies. .......................41
    6.7  Discontinuance or Change of Business. ..............................41
    6.8  Financial Ratios.  .................................................41

VII. DEFAULT ................................................................41

    7.1  Events of Default. .................................................41
         (a)     Principal, Interest or Other Amounts.  .....................41
         (b)     Covenants. .................................................42
         (c)     Representations, Warranties, Etc. ..........................42
         (d)     Bankruptcy, Etc. ...........................................42
         (e)     Certain Other Defaults. ....................................42

VIII. AGENT .................................................................43

    8.1  Appointment and Authorization. .....................................43
    8.2  Duties and Obligations. ............................................43
    8.3  The Agent as a Bank. ...............................................44
    8.4  Independent Credit Decisions. ......................................44
    8.5  Indemnification. ...................................................44
    8.6  Successor Agent. ...................................................45
    8.7  Allocations Made By Agent. .........................................45

IX. MISCELLANEOUS ...........................................................45

    9.1  Waiver. ............................................................45
    9.2  Amendments. ........................................................45
    9.3  Governing Law. .....................................................46
    9.4  Assignments and Participations. ....................................46
    9.5  Captions ...........................................................46
    9.6  Notices ............................................................46
    9.7  Sharing of Collections, Proceeds and Set-Offs; Application of
         Payments ...........................................................47
    9.8  Expenses of the Agent; Indemnification of the Agent and the Banks ..48
    9.9  Survival of Warranties and Certain Agreements ......................48
    9.10 Severability. ......................................................49

    9.11 Banks' Obligations Several; Independent Nature of Banks' Rights. ...49
    9.12 No Fiduciary Relationship. .........................................49
    9.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS .....................49
    9.14 WAIVER OF JURY TRIAL. ..............................................50
    9.15 Counterparts; Effectiveness ........................................50
    9.16 Use of Defined Terms ...............................................51

                                       -iv

EXHIBITS
--------

 A     Commitments
 B-1   364 Day Facility Note
 B-2   Five Year Facility Note
 C     Form of Revolving Credit Loan Request
 D-1   Bid Loan Note
 D-2   Form of Competitive Bid Request
 D-3   Form of Competitive Bid
 D-4   Form of Bid Loan Notice
 E     Subsidiary Borrower Notice and Designation
 F     Opinion of Counsel for The West Company

 SCHEDULES
 ---------

 1.1(a)     Applicable Margins and Facility Fee
 1.1(b)     Existing Liens
 3.2        Consents
 3.4        Litigation
 3.11       Compliance with Laws
 3.15       Subsidiaries

                                CREDIT AGREEMENT

       THIS CREDIT AGREEMENT, dated as of August 28, 1995 (this "Agreement"), is entered into by and among The West Company, Incorporated, a Pennsylvania corporation ("The West Company"), the Subsidiary Borrowers referred to herein, the banking institutions signatories hereto (each, a "Bank" and collectively, the "Banks") and CoreStates Bank, N.A., as agent for the Banks under this Agreement (in such capacity, the "Agent"). The West Company and the Subsidiary Borrowers are sometimes referred to herein collectively as the "Borrowers" and individually as a "Borrower."

                                   WITNESSETH:

       WHEREAS, The West Company owns, of record and beneficially, directly or indirectly, all or substantially all of the outstanding capital stock of each of the Subsidiary Borrowers;

       WHEREAS, the Borrowers desire to obtain, and the Banks have agreed to provide, a multicurrency revolving credit and bid loan facility for loans, which facility will be used to finance working capital, capital expenditures, acquisitions and for general corporate purposes;

       WHEREAS, the Banks desire the Agent, and the Agent has agreed, to act as the Agent of the Banks as provided herein.

       NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS.

       1.1 Definitions. As used in this Agreement, the following terms shall have these meanings:

       "Absolute Rate" shall have the meaning set forth in Section 2.6(c)(ii)(C) hereof.

       "Additional Amount" shall have the meaning set forth in Section 2.10(b).

       "Aggregate Commitment" shall mean the sum of the 364 Day Facility and the Five Year Facility.

       "Applicable Margin" shall mean the margin applicable to LIBO Rate Loans determined in accordance with Section 2.3(b) hereof and Schedule 1.1(a) hereto.

       "Banking Business Day" shall mean any day on which all the Banks and the Federal Reserve Bank for the Third Federal Reserve District are open for business. "London Banking Business Day" shall mean any day on which both the Agent and commercial banks in London, England are open for business dealings in eurodollar and eurocurrency deposits.

"Base Rate" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% or the prime commercial lending rate of CoreStates Bank, N.A., as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 365/366 days.

       "Base Rate Loans" shall mean Revolving Credit Loans accruing interest based on the Base Rate.

       "Bid Borrowing" means a borrowing hereunder consisting of one or more Bid Loans made to a Borrower on the same Borrowing Date.

       "Bid Loan" means a loan by a Bank to a Borrower pursuant to Sections 2.4 and 2.6 hereof.

       "Bid Loan Duration" shall have the meaning set forth in Section 2.4(b) hereof.

       "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making such Bid Loan to Borrower.

       "Bid Loan Note" means each note evidencing Bid Loans, substantially in the form of Exhibit D-1 to this Agreement.

       "Bid Loan Notice" shall have the meaning set forth in Section 2.6(e) hereof.

       "Borrowing" means a Revolving Credit Loan Borrowing or a Bid Borrowing.

       "Borrowing Date" means the date on which a Borrower receives a Revolving Credit Loan or a Bid Loan.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Commitment" of any Bank shall mean the sum of its 364 Day Facility Commitment and its Five Year Facility Commitment.

       "Commitment Percentage" shall mean with respect to each Bank the percentage set forth opposite its name on Exhibit A hereto.

       "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with Section 2.6(c) hereof

       "Competitive Bid Request" shall have the meaning set forth in Section 2.6(a) hereof

       "Covered Plan" shall have the meaning set forth in Section 3.5.

       "Default Rate" shall mean 2.0% per annum above the interest rate otherwise applicable on all Loans.

       "Dollars" or "$" shall mean the lawful currency of the United States of America.

       "Dollar Equivalent" of any amount of any Selected Currency other than Dollars on any date shall mean the equivalent amount in Dollars, after giving effect to a conversion of such amount of such Selected Currency to Dollars at the buy spot rate quoted for wholesale transactions by the Agent at its London office approximately 11:00 a.m. (London time) on such date in accordance with its normal practice, calculated, with respect to a requested LIBO Rate Loan, as of the date on which such LIBO Rate Loan is to be made or issued and, with respect to such outstanding LIBO Rate Loan, as of the later of (a) the date on which such LIBO Rate Loan was made or issued or (b) the most recent Recomputation Date.

       "Deutsche Mark" shall mean the lawful currency of the Federal Republic of Germany.

       "EBIT" shall mean, for any period, consolidated net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) extraordinary or unusual losses or other losses not incurred in the ordinary course of business included in the calculation of net income, (d) any non-cash charge against net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and (e) any non-cash charge against net income required to be recognized in connection with employee pension plans, less extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of net income, in each case determined in accordance with Generally Accepted Accounting Principles for such period.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

       "ERISA Affiliate" means any corporation which is a member of the same controlled group of corporations as The West Company within the meaning of
Section 414(b) of the Code, or any trade or business which is under common control with The West Company within the meaning of Section 414(c) of the Code.

       "Event of Default" shall have the meaning set forth in Section 7.1.

       "Facility" shall mean either or both of the 364 Day Facility or the Five Year Facility as the context requires.

       "Facility Fee" shall have the meaning set forth in Section 2.8.

       "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the

Banking Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Banking Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Business Day as so published on the next succeeding Banking Business Day.

       "Five Year Facility" shall have the meaning set forth in Section 2.1(b) hereof.

       "Five Year Facility Commitment" shall have the meaning set forth in
Section 2.1(b) hereof.

       "Five Year Facility Loans" shall have the meaning set forth in Section 2.1(b) hereof.

       "Five Year Facility Termination Date" shall have the meaning set forth in
Section 2.1(b) hereof.

       "French Francs" shall mean the lawful currency of the Republic of France.

       "Funded Debt" shall mean (i) Indebtedness for Borrowed Money plus (ii) capital lease obligations.

       "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

       "Indebtedness for Borrowed Money" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising for money borrowed by any of the Borrowers, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes and any indebtedness for money borrowed from a West Affiliate, but not including trade accounts payable) (ii) standby letter of credit outstandings, and (iii) all indebtedness of others for money borrowed (including a West Affiliate) with respect to which a Borrower has become liable by way of a guarantee or indemnity to the extent such Indebtedness is not included in (i) or (ii) above.

       "Indemnitees" shall have the meaning set forth in Section 9.8(b) hereof.

       "Interest Coverage Ratio" shall mean (a) the sum of (i) EBIT plus (ii) 50% of depreciation and amortization for such period divided by (b) interest for such period.

       "Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such LIBO Rate Loan is made, or, with respect to a LIBO Rate Loan being renewed, the last day of the next preceding Interest Period with respect to a LIBO Rate Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second, third or sixth calendar month thereafter as selected under the procedures specified in Section 2.2 unless LIBO Rate Loans for such period are unlawful or impossible for the Banks to fund at such time; provided that:

           (i) each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Banking Business Day (or, for purposes of LIBO Rate Loans to be repaid in London, such day is not a London Banking Business Day) shall end on the next succeeding Banking Business Day (or London Banking Business Day, as appropriate) unless such next succeeding Banking Business Day (or London Banking Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Banking Business Day (or London Banking Business Day, as appropriate); and

           (ii) no Interest Period shall end later than the 364 Day Facility Termination Date or the Five Year Facility Termination Date, as applicable.

       The end of an Interest Period shall be deemed a maturity for purposes of all Loans.

       "LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Agent two London Banking Business Days prior to the date of the corresponding LIBO Rate Loan, at which the Agent is offered deposits in the applicable Selected Currency at approximately 11:00 a.m. (London time) on the second London Banking Business Day preceding the date of such LIBO Rate Loan by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such LIBO Rate Loan in an amount and for a period comparable to the amount and Interest Period of such LIBO Rate Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days, except that if the Selected Currency is Pounds Sterling, the LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 365 days.

       "LIBO Rate Loans" shall mean Revolving Credit Loans accruing interest based on the LIBO Rate.

       "LIBO Rate Reserve Percentage" means, relative to each Interest Period, that percentage (expressed as a decimal) specified from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, supplemental, marginal and emergency reserves) with respect to eurocurrency fundings of a member bank in such system.

       "Lien" means any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

       "Loan" shall mean a Revolving Credit Loan or a Bid Loan.

       "Loan Documents" shall mean this Agreement, the Notes and any Subsidiary Borrower Notice and Designation.

       "Material Adverse Effect" means any event which will have a material adverse effect on the financial condition or results of operation of The West Company and its Subsidiaries taken as a whole.

       "Multiemployer Plan" means a multiemployer plan as defined in ERISA
Section 4001(a)(3).

       "Net Worth" shall mean the aggregate amount of the capital stock accounts (including paid-in-capital and excluding treasury shares) plus (or minus in the case of a deficit) the retained earnings of The West Company and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, plus non-current financial obligations subordinated to payment of the Obligations in a manner satisfactory to the Banks.

       "Notes" shall mean the Revolver Notes and the Bid Loan Notes.

       "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or the Agent by or from the Borrowers arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on all the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrowers under the Loan Documents, whether or not evidenced by any note or other instrument.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation.

       "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer Plan) that is an employee pension benefit plan as defined in
Section 3(2) of ERISA, the funding requirements of which (under ERISA Section 302 or Code Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of any Borrower or any ERISA Affiliate.

       "Permitted Liens" shall mean:

           (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by The West Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by The West Company and its Subsidiaries on a consolidated bases as reflected in its financial statements;

          (b) any mechanic's, landlord's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by The West Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by The West Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;

          (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of The West Company or any Subsidiary incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of The West Company or any Subsidiary;

          (d) Liens (other than Liens imposed on any property of the Borrowers or any ERISA Affiliate pursuant to ERISA or section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases that are not capitalized leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;

          (e) purchase money security interests or Liens incurred with any conditional sale or title retention agreement or capital lease, in each case securing amounts which do not exceed the purchase price of the property subject to such security interests;

          (f) Liens existing on real property or equipment of a Subsidiary which Lien existed at the time of the acquisition of such Subsidiary and, for a period of ninety (90) days from the date of acquisition of such Subsidiary, Liens upon any other personal property of such Subsidiary;

          (g) Liens existing upon the date hereof as set forth in Schedule 1.1(b) hereto;

          (h) Judgment and other similar Liens arising in connection with court proceedings, in existence less than thirty (30) days after entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and the claims secured thereby are being actively contested in good faith and by appropriate legal proceedings;

          (i) Liens in favor of any governmental agency or authority for the purpose of financing, through industrial revenue bonds or notes, the construction, acquisition or purchase of facilities, or machinery, equipment or other assets, or of any air, water or solid waste pollution control facilities to be used in connection with any such property;

          (j) Other Liens incidental to the conduct of the Borrower's businesses conducted in the ordinary course (including without limitation, Liens on goods securing trade letters of credit issued in respect of importation of goods in the ordinary course of business) or the ownership of any Borrower's property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Borrower's property or assets or materially impair the use thereof in its business; and

          (k) Liens in favor of The West Company on the assets of its Subsidiaries and Liens of Borrower Subsidiaries on the assets of other Subsidiaries.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA.

     "Potential Default" shall mean an event that with the giving of notice or lapse of time or both would become an Event of Default.

     "Pounds Sterling" shall mean the lawful currency of the United Kingdom.

     "Prohibited Transaction" means a transaction that is prohibited under Code
Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408 which reasonably could cause a Material Adverse Effect.

     "Recomputation Date" shall have the meaning set forth in Section 2.9(d).

     "Regulation" means any statute, law, ordinance, regulation, order or rule of any foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "Regulatory Change" shall mean any change after the date of this Agreement in United States, federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretations, directives or requests of or under any United States federal, state, or foreign laws or (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

     "Reportable Event" means, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Borrower or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401 (a)(29) and (c) any failure by any Borrower or any ERISA Affiliate to make payments required by Code Section 412(m).

     "Required Banks" at any time shall mean Banks whose outstanding Commitments equal or exceed 51% of the total of the Aggregate Commitment.

     "Revolver Notes" shall mean the 364 Day Facility Notes and the Five Year Facility Notes.

     "Revolving Credit Loan" shall mean a 364 Day Facility Loan or a Five Year Facility Loan.

     "Revolving Credit Loan Borrowing" shall mean a borrowing under the 364 Day Facility or the Five Year Facility.

     "Revolving Credit Loan Request" shall have the meaning set forth in Section
2.2 hereof.

     "Selected Currency" shall mean the currency selected by the Borrowers as the currency in which the Banks will issue any LIBO Rate Loan or Bid Loan, which currencies will be limited to Dollars, Deutsche Marks, French Francs, Pounds Sterling and such other currencies as are readily tradeable in the eurocurrency market in London and are agreed to by each of the Banks, which agreement will not be unreasonably withheld or delayed.

     "Solvent" shall have the meaning set forth in Section 3.12.

     "Subsidiary" shall mean any Person greater than 50% of the voting stock of which is held, directly or indirectly, by The West Company.

     "Subsidiary Borrower" means each Subsidiary (i) all of the capital stock of which is held, directly or indirectly, by The West Company other than shares issued to officers, directors and employees not in excess of 25% of all shares of capital stock of such Subsidiary, (ii) which has been designated as such by The West Company in a Subsidiary Borrower Notice and Designation and (iii) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section
2.7. A Subsidiary shall become a Subsidiary Borrower by delivery to the Agent of a Subsidiary Borrower Notice and Designation executed by such Subsidiary and acknowledged by The West Company under which it shall undertake the obligations of a Borrower hereunder.

     "Subsidiary Borrower Notice and Designation" means a Notice and Designation substantially in the form of Exhibit E.

     "Termination Date" means August 27, 2000 or any extension of such date pursuant to the provisions of Section 2.1 hereof or early termination pursuant to the provisions of Sections 2.9 and 7.1 hereof.

     "Termination Event" means, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042 which reasonably could cause a Material Adverse Effect.

     "364 Day Facility" shall have the meaning set forth in Section 2.1(a) hereof.

     "364 Day Facility Commitment" shall have the meaning set forth in Section 2.1(a) hereof.

     "364 Day Facility Loans" shall have the meaning set forth in Section 2.1(a) hereof.

     "364 Day Facility Termination Date" shall have the meaning set forth in
Section 2.1(a) hereof.

     "Total Capitalization" shall mean Funded Debt plus Net Worth.

     "Transaction" shall mean the establishment of the facility contemplated by this Agreement.

     "Unfunded Pension Liabilities" means, with respect to any Pension Plan at any time, the excess, if any, of the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

     "Unrecognized Retiree Welfare Liability" means, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Borrower, such amount of the obligation shall be based on an estimate made in good faith. For purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a subsidiary that is not otherwise a ERISA Affiliate shall be taken into account.

     "West Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, The West Company. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     1.2 Accounting Terms. All accounting terms used herein shall be construed in accordance with Generally Accepted Accounting Principles.

II. THE CREDIT

     2.1 The Revolving Credit Loans.

     (a) The 364 Day Facility. Each Bank severally agrees, upon the terms and conditions hereinafter set forth, to make loans to the Borrowers (the "364 Day Facility Loans") from time to time during the period beginning on the date hereof and ending on August 27, 1996 or on the earlier date of termination in full, pursuant to Section 2.9 or Section 7.1 hereof, of the obligations of such Bank under this Section 2.1(a) (August 27, 1996 or such earlier date of termination being herein called the "364 Day Facility Termination Date") in amounts not to exceed at any time outstanding in the aggregate the commitment amount set forth opposite the name of such Bank on Exhibit A hereto (each such amount, as the same may be reduced pursuant to Section 2.9 hereof, being hereinafter called such Bank's "364 Day Facility Commitment" and, collectively with each other Bank's 364 Day Facility Commitment, the "364 Day Facility"). All 364 Day Facility Loans shall be made to the Borrowers at the main office of the Agent, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101 or at such other office as may be designated from time to time by the Agent. Within the limits of each Bank's 364 Day Facility Commitment and subject to Section 2.10, the Borrowers may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.1(a). Any Bank may make, carry or transfer LIBO Rate Loans at, to or for the account of, its LIBO lending office or affiliate or such other offices or affiliates all as may be designated from time to time in writing by any Bank to the Agent.

     The obligation of each Bank to make a 364 Day Facility Loan to the Borrowers at any time shall be limited to its percentage (the "Commitment Percentage") as set forth opposite the name of such Bank on Exhibit A hereto multiplied by the aggregate amount of the 364 Day Facility Loans requested. The principal amounts of the respective 364 Day Facility Loans made by the Banks on the occasion of each Borrowing shall be pro rata in accordance with their respective Commitment Percentages under the 364 Day Facility. No Bank shall be required or permitted to make any 364 Day Facility Loan if, immediately after giving effect to such 364 Day Facility Loan, and the application of the proceeds thereof to the extent applied to the repayment of the 364 Day Facility Loans,
(i) the sum of (a) the aggregate principal amount of such Bank's 364 Day Facility Loans in Dollars outstanding to the Borrowers and (b) the Dollar Equivalent of the aggregate principal amount of such Bank's 364 Day Facility Loans in a Selected Currency other than Dollars outstanding to the Borrowers would exceed such Bank's 364 Day Facility Commitment or (ii) the aggregate outstanding principal amount of all 364 Day Facility Loans, Five Year Facility Loans and Bid Loans would exceed the Aggregate Commitment.

     The failure of any one or more of the Banks to make 364 Day Facility Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding, which any Bank shall be required to lend under this 364 Day Facility, exceed its 364 Day Facility Commitment.

     On or before the 75th day (but not earlier than the 105th day) prior to the 364 Day Facility Termination Date The West Company may on behalf of the Borrowers request in writing to the Agent that a new 364 Day Facility be established with a new 364 Day Facility Termination Date three hundred sixty-four (364) days from the previous 364 Day Facility Termination Date. The Agent will promptly distribute such notice to the Banks. The Banks shall notify the Agent not less than 45 days prior to the then current 364 Day Facility Termination Date of their willingness, in their sole discretion, to establish a new 364 Day Facility and the Agent shall notify The West Company of such decision promptly following its receipt thereof, but not later than 40 days prior to the 364 Day Facility Termination Date. If all of the Banks agree to a new 364 Day Facility and a new 364 Day Facility Termination Date, the Agent, on the then current 364 Day Facility Termination Date, shall advise the Company and the Banks, in writing, that a new 364 Day Facility and 364 Day Facility Termination Date has been established and this Agreement shall be deemed amended to such extent. Such new 364 Day Facility Termination Date shall be the 364 Day Facility Termination Date for all purposes under this Agreement. If a Bank or Banks with Commitment Percentages at such time aggregating not more than 45% shall no longer be willing to continue the 364 Day Facility, The West Company may on behalf of the Borrowers request that a new bank or banks become parties to this Agreement to provide such Facility. The addition of any such new bank or banks shall be subject to the consent of the Agent, which consent will not be unreasonably withheld. Subject to such consent of the Agent, the remaining Banks and the Agent agree to cooperate with The West Company in making such amendments hereto as shall be required to add such new bank or banks.

     (b) Five Year Facility. Each Bank severally agrees, upon the terms and conditions hereinafter set forth, to make loans to the Borrowers (the "Five Year Facility Loans") from time to time during the period beginning on the date hereof and ending on August 27, 2000 or on the earlier date of termination in full, pursuant to Section 2.9 or Section 7.1 hereof, of the obligations of such Bank under this Section 2.1(b) (August 27, 2000 or such earlier date of termination being herein called the "Five Year Facility Termination Date") in amounts not to exceed at any time outstanding in the aggregate the commitment amount set forth opposite the name of such Bank on Exhibit A hereto (each such amount, as the same may be reduced pursuant to Section 2.9 hereof being hereinafter called such Bank's "Five Year Facility Commitment" and, collectively with each other Bank's Five Year Facility Commitment, the "Five Year Facility"). All Five Year Facility Loans shall be made to the Borrowers at the main office of the Agent, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101 or at such other office as may be designated from time to time by the Agent. Within the limits of each Bank's Five Year Facility Commitment and subject to Section 2.10, the Borrowers may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.1(b). Any Bank may make, carry or transfer LIBO Rate
Loans at, to or for the account of, its LIBO lending office or affiliate or such other offices or affiliates all as may be designated from time to time in writing by any Bank to the Agent.

     The obligation of each Bank to make a Five Year Facility Loan to the Borrowers at any time shall be limited to the Bank's Commitment Percentage times the aggregate amount of the Five Year Facility Loans requested. The principal amounts of the respective Five Year Facility Loans made by the Banks on the occasion of each Borrowing shall be pro rata in accordance with their respective Commitment Percentages under the Five Year Facility. No Bank shall be required or permitted to make any Five Year Facility Loan if, immediately after giving effect to such Five Year Facility Loan, and the application of the proceeds thereof to the extent applied to the repayment of the Five Year Facility Loans,
(i) the sum of (a) the aggregate principal amount of such Bank's Five Year Facility Loans in Dollars outstanding to the Borrowers and (b) the Dollar Equivalent of the aggregate principal amount of such Bank's Five Year Facility Loans in a Selected Currency other than Dollars outstanding to the Borrowers would exceed such Bank's Five Year Facility Commitment or (ii) the aggregate outstanding principal amount of all 364 Day Facility Loans, Five Year Facility Loans and Bid Loans would exceed the Aggregate Commitment.

     The failure of any one or more of the Banks to make Five Year Facility Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend under this Five Year Facility exceed its Five Year Facility Commitment.

     On August 27, 1998, and on each August 27th thereafter, The West Company on behalf of the Borrowers may request in writing to the Agent that the Five Year Facility be extended to a date with a new Five Year Facility Termination Date one (1) year from the previous Five Year Facility Termination Date. The Agent will promptly distribute such notice to the Banks. The Banks shall notify the Agent not more than 60 days following the request by The West Company of their willingness, in their sole discretion, to establish a new date and the Agent shall notify The West Company of such decision promptly following its receipt thereof, but not more than 70 days following the request by The West Company. If all of the Banks agree to a new Five Year Facility Termination Date, the Agent, shall advise the Company and the Banks, in writing, that a new Five Year Facility and Five Year Facility Termination Date has been established and this Agreement shall be deemed amended to such extent. Such new Five Year Facility Termination Date shall be the Five Year Facility Termination Date for all purposes under this Agreement. If a Bank or Banks with Commitment Percentages at such time aggregating not more than 45% shall be unwilling to extend the Five Year Facility, The West Company may on behalf of the Borrowers request that a new bank or banks become parties to this Agreement to provide the Five Year Facility following the termination of the Five Year Facility with respect to the Bank which is unwilling to extend its Commitment. The addition of any such new bank or banks shall be subject to the consent of Agent, which consent will not be unreasonably withheld. Subject to such consent of the Agent, such Bank may be replaced by a new bank or banks any time following receipt of notice by the Agent of such Bank's unwillingness to extend its Five Year Facility Commitment and the Banks and the Agent agree to cooperate with The West Company in making such amendments hereto as shall be required to replace such Bank.

     (c) The Revolver Notes. The obligation of Borrowers to repay the 364 Day Facility Loans and the Five Year Facility Loans, respectively, of each Bank shall be evidenced by a separate promissory note issued by the Borrowers in the forms attached hereto as Exhibit B-1 (collectively, the "364 Day Facility Notes") and Exhibit B-2 (collectively, the "Five Year Facility Notes" and, together with the 364 Day Facility Notes, the "Revolver Notes"). Each 364 Day Facility Note shall be in a stated amount equal to the 364 Day Facility Commitment of such Bank, and each Five Year Facility Note shall be in a stated amount equal to the Five Year Facility Commitment of such Bank. Each Revolver Note shall bear interest as provided herein and be payable at the times and in the manner herein provided; provided, however, that notwithstanding the stated amount of such Revolver Notes, the Borrowers' liability under the Revolver Notes shall be limited at all times to the outstanding principal amount of the Loans evidenced thereby (which principal amount may be less than or may exceed the stated amount of such Revolver Note), plus all interest accrued thereon and the amount of all costs and expenses then payable thereunder, as established by each such Bank's books and records.

     2.2 Funding Procedures for Revolving Credit Loans.

     (a) Each request for a Revolving Credit Loan or the conversion or renewal of an interest rate with respect to a Revolving Credit Loan shall be made not later than 11:00 a.m. (Philadelphia time) on a Banking Business Day by delivery to the Agent of a written request signed by The West Company on behalf of the applicable Borrower, or in the alternative a telephone request followed promptly by written confirmation of the request, in substantially the form reasonably requested by the Agent from time to time (the "Revolving Credit Loan Request"), stating:

          (i) the date and amount of the Revolving Credit Loan Borrowing, conversion or renewal;

          (ii) the applicable Borrower;

          (iii) whether the Revolving Credit Loans comprising such Borrowing, conversion or renewal are to be Base Rate Loans or LIBO Rate Loans;

          (iv) if the Borrowing, conversion or renewal is to be comprised of LIBO Rate Loans, the Selected Currency and the duration of the Interest Period applicable thereto;

          (v) whether the Borrowing, conversion or renewal is under the 364 Day Facility or the Five Year Facility; and

          (vi) Borrower's account to which the proceeds of the Revolving Credit Loan should be credited.

     Until such time as the Agent shall reasonably direct the use of a different form of request, the form of request attached hereto as Exhibit C shall be used to request the making, conversion or renewal of Revolving Credit Loans. Each request shall be received by 11:00 a.m. (Philadelphia time) not less than one Banking Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and 11:00 a.m (Philadelphia time) three London Banking Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received by the Agent.

     (b) Upon receipt of a request for a Revolving Credit Loan and if the conditions precedent provided herein shall be satisfied at the time of such request, the Agent promptly shall notify each Bank of such request and of such Bank's ratable share of such Revolving Credit Loan. Upon receipt by the Agent the request for a Revolving Credit Loan shall not be revocable by the Borrowers.

     (c) Not later than 11:00 a.m. (Philadelphia time) on the date of each Revolving Credit Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Revolving Credit Loan, in the Selected Currency of such Revolving Credit Loan and in immediately available funds, to the Agent at the address set forth opposite its name on the signature page hereof or at such office or account as the Agent shall specify to the Borrower and the Banks. Unless an officer of the Agent active on the Borrowers' accounts knows that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Banks immediately available to the Borrower on the date of each Revolving Credit Loan by a credit to the account of the Borrower set forth in the Revolving Credit Loan Request.

     (d) Unless the Agent shall have been notified by any Bank at least one Banking Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 1:00 p.m. (Philadelphia time) on the date a Base Rate Loan is requested, that such Bank does not intend to make available to the Agent such Bank's portion of the total amount of the Revolving Credit Loan to be made, converted or renewed on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of the Revolving Credit Loan and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the Federal Funds Rate for three Banking Business Days, and thereafter at the Base Rate. If such Bank shall repay to the Agent such corresponding amount, such amounts so repaid shall constitute such Bank's Revolving Credit Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Agent, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such Revolving

Credit Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrowers may have against any Bank as a result of any default by such Bank hereunder.

     (e) If the Banks make, convert or renew a Revolving Credit Loan on a day on which all or any part of an outstanding Revolving Credit Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Revolving Credit Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in clause (c).

     2.3 Interest.

     (a) Base Rate. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Base Rate Loan is paid in full or converted, at a rate per annum equal to the Base Rate determined from time to time.

     (b) LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such LIBO Rate Loan is paid in full or converted, at a fixed rate per annum equal to the LIBO Rate plus the Applicable Margin determined from time to time. For purposes of calculating the Applicable Margin, Funded Debt to Total Capitalization shall be measured by reference to The West Company's financial statements for each quarter ending March 31, June 30, September 30 and December 31. Changes in the Applicable Margin resulting from changes in the Funded Debt to Total Capitalization ratio shall become effective fifty (50) days after each of the fiscal quarters ending March 31, June 30 and September 30 and ninety-five (95) days after the fiscal years ending December 31.

     After receipt of a request for a LIBO Rate Loan, the Agent shall proceed to determine the LIBO Rate to be applicable thereto. The Agent shall give prompt notice by telephone or facsimile to The West Company on behalf of the Borrowers and to each Bank of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein. If the Agent shall not so notify The West Company and each Bank of a rate, or if otherwise the Agent shall determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Agent shall give notice of such inability or determination by telephone to The West Company on behalf of the Borrowers and to each Bank at least two Banking Business Days prior to the date of the proposed LIBO Rate Loan and thereupon the obligations of the Banks to make, convert other Revolving Credit Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of the Borrowers at any time thereafter to submit another request.

     In the event the Borrowers fail or are not permitted to select an Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such loan.

     (c) Conversions of Loans. The Borrowers shall have the right to convert Base Rate Loans into LIBO Rate Loans, and vice versa, from time to time, provided that: (i) borrowers shall give the Agent notice of each permitted conversion as provided in Section 2.2 thereof; (ii) LIBO Rate Loans may be converted only as of the last day of the applicable Interest period for such Loans; (iii) only LIBO Rate Loans with a Selected Currency of Dollars may be converted; and (iv) without the consent of each of the Banks, no Base Rate Loan may be converted into a LIBO Rate Loan, no LIBO Rate Loan may be converted into a Base Rate Loan and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default exists or would thereby occur. The Agent shall use its best efforts to notify The West Company on behalf of the Borrowers of the effectiveness of such conversion, and the new interest rate to which the converted Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrowers' obligations or the Banks' rights and remedies hereunder in any way whatsoever.

     (d) Minimum Borrowing and Conversion Amounts. Except for Revolving Credit Loans which exhaust the full remaining amount of the Aggregate Commitment, conversions which result in the conversion of all Revolving Credit Loans subject to a particular interest rate option and conversions made pursuant to Section 2.13, each of which hereof may be in lesser amounts, each Loan when made and each conversion of Loans of one type into Loans of another type hereunder shall be in an amount at least equal to $3,000,000 or, if greater, then such minimum amount plus $100,000 multiples.

     (e) Default Rate.

          (i) If any Event of Default specified in Section 7.1(a) or Section 7.1(d) shall occur; or

          (ii) If any other Event of Default occurs and the Banks declare the Notes to be immediately due and payable;

THEN, the rate of interest applicable to each Loan then outstanding shall be the Default Rate. Unless waived by the Required Banks, the Default Rate shall apply from the date of the Event of Default (or the date on which notice of an Event of Default is given to The West Company with respect to (e)(ii)) until the date such Event of Default or breach is cured, and interest accruing at the Default Rate shall be payable upon demand.

                               ?????????????????


                           C O P Y   M I S S I N G

Days prior to the proposed Borrowing Date of a Bid Borrowing in Dollars and three Banking Business Days prior to the proposed Borrowing Date of a Bid Borrowing in a Selected Currency other than Dollars, specifying:

          (i) the date of such Bid Borrowing, which shall be a Banking Business Day;

          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $3,000,000 or in any integral multiple of $100,000 in excess thereof;

          (iii) the Bid Loan Duration applicable thereto;

          (iv) the Selected Currency; and

          (v) the Borrower's account to which the proceeds of the Bid Loan should be credited.

The Borrowers may neither request Competitive Bids for more than two Bid Loan Durations in a single Competitive Bid Request nor request Competitive Bids more frequently than once every three Banking Business Days.

     (b) Upon receipt of a Competitive Bid Request, the Agent will promptly notify each Bank by facsimile transmission of the Competitive Bid Request. Such notification shall constitute an invitation by the Borrower to each Bank to submit Competitive Bids to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.6.

     (c) (i) Each Bank may at its sole discretion submit a bid ("Competitive Bid") containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the requirements of this Section 2.6(c) and must be submitted to the Agent (which may be by facsimile transmission) at the Agent's office set forth on the signature page hereto not later than 9:45 a.m. (Philadelphia time) on the proposed Borrowing Date; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) may only be submitted if the Agent or such Affiliate notifies the Borrower of the terms of its Competitive Bid not later than 9:30 a.m. (Philadelphia time) on the proposed Borrowing Date.

          (ii) Each Competitive Bid shall be in substantially the form of Exhibit D-3, specifying therein:

               (A) the proposed Borrowing Date;

               (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $3,000,000 or in multiples of $100,000 in excess thereof, and (z) may not exceed the principal amount of the Bid Loan for which Competitive Bids were requested;

               (C) the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) (the "Absolute Rate") offered for each such Bid Loan and the Bid Loan Duration applicable thereto; and

               (D) the identity of the quoting Bank.

          A Competitive Bid may contain separate offers by the quoting Bank with respect to each Bid Loan Duration specified in the related Competitive Bid Request.

          (iii) Any Competitive Bid shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D-3 or does not specify all of the information required by subsection (c)(ii) of this Section;

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request; or

               (D) arrives after the time set forth in subsection (c)(i) of this Section.

     (d) Promptly on receipt and not later than 10:30 a.m. (Philadelphia time) on the proposed Borrowing Date, the Agent will notify the Borrower by telephone (confirmed the same day by facsimile transmission) of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with Section 2.6(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in Section 2.6(c). The Agent's notice to the Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Bid Loan Duration specified in the related Competitive Bid Request; and (2) the respective principal so offered and the Bid Loan Durations applicable thereto. Subject only to the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Borrower.

     (e) Not later than 11:00 a.m. (Philadelphia time) on the proposed Borrowing Date, the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.6(d) by telephone, such verbal notice to be confirmed the same day by facsimile transmission of a written notice substantially in the form of Exhibit D-4 hereto (the "Bid Loan Notice"), which notice shall set forth the amounts, interest rates, Selected Currency, dates of borrowings and maturities of each Bid Loan comprising such Borrowing and of the Banks making such Loans. The Borrower shall be under no obligation to accept any offer and may choose to reject all offers. The Borrower's failure to accept an offer in accordance with the provisions of this Section 2.6(e) shall constitute the Borrower's rejection of such offer. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Bid Loan Duration that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) each Bid Borrowing must be in a minimum aggregate principal amount of $3,000,000 or in any multiple of $100,000 in excess thereof and each Bid Loan must be in a minimum principal amount of $3,000,000 or in any multiple of $100,000 in excess thereof;

               (iii) acceptance of offers may only be made on the basis of ascending Absolute Rates within each Bid Loan Duration; and

               (iv) the Borrower may not accept any offer that is required to be disregarded pursuant to Section 2.6(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (f) If offers are made by two or more Banks with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Bid Loan Duration, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower in consultation with the Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Borrower in consultation with the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Borrower in consultation with the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

     (g) Promptly upon receipt of notice from the Borrower in accordance with
Section 2.6(e), the Agent shall notify each Bank having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the Borrowing Date. Promptly following each Bid Borrowing, the Agent shall notify each Bank that submitted a Competitive Bid (and each other Bank that so requests) of the ranges of the bids submitted and the highest and lowest bids accepted for each Bid Loan Duration requested by the Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

     (h) On the Borrowing Date, upon satisfaction of all applicable conditions specified in Section 4.1, each Bank whose Competitive Bid was accepted by the Borrower shall make the proceeds of its Bid Loan available to the Agent at the address set forth opposite its name on the signature page hereof or at such office or account as the Agent shall specify to the Banks. The Agent will make the funds so received from the Banks immediately available to the Borrower on the Bid Loan Borrowing Date by a credit to the account of the Borrower set forth in the Bid Loan Notice.

     2.7 Joint and Several Liability; Adding Subsidiary Borrowers.

     (a) The West Company unconditionally and irrevocably guarantees to each Bank the due, prompt and complete payment by each other Borrower of its payment of principal of and interest on each Revolving Credit Loan and Bid Loan when and as the same shall become due and payable and any and all other amounts with respect to which any other Borrower is obligated under any Loan Document. The obligation of The West Company under this Section 2.7 is a guaranty of payment and not of collectibility and is no way conditioned or contingent upon any attempt to collect from or enforce compliance by any other Borrower or upon any other event, contingency or circumstance whatsoever. The obligation of The West Company under this Section 2.7 shall be primary, absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction, or defense based upon any claim any Borrower or any other Person may have against any other Borrower or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Borrower shall have any knowledge or notice thereof). The West Company shall not be subrogated to the rights of the Banks in respect of any payment or other obligation with respect to which an amount has been payable by such Borrower under this Section 2.7 and shall not seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by it pursuant to the provisions of this Section 2.7. Except as set forth in this Section 2.7(a), no Borrower shall be liable for the obligations of any other Borrower hereunder, and each Borrower shall be liable solely for the Loans where it is designated as Borrower and for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans outstanding to such Borrower to the total amount of Loans outstanding hereunder.

     (b) The liability of The West Company under this Section 2.7 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any other Borrower or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any other Borrower or other person or any substantial part of its property, or otherwise, all as though such payment had not been made.

     (c) Any Subsidiary which is not a signatory to this Agreement and therefore not a Borrower as of the date hereof but meeting the criteria set forth in the definition of Subsidiary Borrower may become a Borrower by providing to the Agent a Subsidiary Borrower Notice and Designation signed by The West Company and such Subsidiary designating such Subsidiary as a Subsidiary Borrower. Following receipt of such Subsidiary Borrower Notice and

Designation by the Agent, such Subsidiary shall be a Subsidiary Borrower hereunder and shall be subject to all duties and obligations of a Borrower hereunder. The West Company and any Subsidiary Borrower may from time to time deliver a subsequent Subsidiary Borrower Notice and Designation with respect to such Subsidiary Borrower for the purpose of terminating such Subsidiary Borrower's designation hereunder. Such termination shall be effective upon receipt by the Agent so long as all of the Obligations of such Subsidiary Borrower in respect of Loans made to it have been paid in full. Following receipt of a Subsidiary Borrower Notice and Designation terminating a Subsidiary Borrower's designation as a Borrower, no further Loans may be borrowed by such Subsidiary Borrower hereunder.

     2.8 Facility Fee. The Borrowers shall pay to the Agent on behalf of each Bank as compensation for such Bank's Commitment a fee (the "Facility Fee") computed at the rate determined in accordance with Schedule 1.1(a) hereto based on the Company's Funded Debt to Total Capitalization. Changes in the Facility Fee resulting from changes in the Funded Debt to Total Capitalization ratio shall become effective fifty (50) days after each of the fiscal quarters ending March 31, June 30 and September 30 and ninety-five (95) days after the fiscal year ending December 31. The Facility Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1995 (for the three month period or portion thereof ended on the preceding day), and on the Termination Date. Payment shall be made to the Agent on behalf of the Banks and the Agent shall promptly forward to each Bank the amount due such Bank. The Facility Fee shall be calculated on the basis of a 365 or 366-day year for the actual number of days elapsed.

     2.9 Reduction or Termination of Aggregate Commitment; Recomputation Date.

     (a) Notice. The Borrowers may at any time, on not less than three Banking Business Days' written notice, terminate or permanently reduce the Aggregate Commitment pro rata among the Banks, provided that any reduction shall be in the amount of $1,000,000 or a multiple thereof.

     (b) Termination. In the event the Aggregate Commitment is terminated by the Borrowers, the Termination Date shall accelerate and the Borrowers shall, simultaneously with such termination, repay all Loans in accordance with Section
2.10 hereof.

     (c) Reduction. In the event the Aggregate Commitment is reduced, the Borrowers shall, simultaneously with such reduction, make a prepayment of principal and interest in respect of the Base Rate Loans in such amounts as is necessary to assure that the aggregate principal amount of Loans outstanding immediately after such reduction will not exceed the Aggregate Commitment as reduced. If prepayment in full of the Base Rate Loans does not reduce the amount of all Loans outstanding to an amount that will not exceed the Aggregate Commitment as reduced, the Borrowers shall make a prepayment of principal and interest in respect of the Bid Loans in such amounts as is necessary to assure that the aggregate principal amount of the Loans outstanding immediately after such reduction will not exceed the Aggregate Commitment as reduced. If prepayment in full of the Base Rate Loans and the Bid Loans does not reduce the amount of all Loans outstanding to an amount that will not exceed the Aggregate

Commitment as reduced, the Borrowers shall deposit with the Agent cash in an amount sufficient to repay that portion of the principal amount of LIBO Rate Loans outstanding, with interest thereon through the end of each applicable Interest Period, as is necessary to assure that the aggregate principal amount of Loans outstanding immediately after such reduction less the principal amount of LIBO Rate Loans repaid by such collateral will not exceed the Aggregate Commitment as reduced, such collateral to be held by the Agent on behalf of the Banks until each such maturity date and then applied to the repayment of such Loans.

     (d) Recomputation Date. Notwithstanding any other provisions of this Agreement to the contrary, if there are any LIBO Rate Loans or Bid Loans, the Selected Currency of which is not Dollars, the Agent shall recompute, on and as of the last day of each calendar quarter (each such date, a "Recomputation Date"), the Dollar Equivalent of such LIBO Rate Loans or Bid Loans and if pursuant to such recomputations the Agent determines that the aggregate principal amount of the Dollar denominated Loans then outstanding plus the Dollar Equivalent of the aggregate principal amount of all other Loans then outstanding is greater than 105% of the Aggregate Commitment as then in effect, the Agent shall so advise The West Company, and the Borrowers shall prepay the amount that exceeds 100%, together with accrued interest on the amount so prepaid, within five Banking Business Days of receipt of such notice from the Agent.

     2.10 Prepayments.

     (a) Base Rate Loans. On one Banking Business Day's notice to the Agent, the Borrowers may, at their option, prepay the Base Rate Loans in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of $1,000,000 or, if greater, then in $100,000 multiples.

     (b) LIBO Rate Loans. The Borrowers may prepay any LIBO Rate Loan provided however that if any principal of a LIBO Rate Loan is prepaid or becomes due (whether upon prepayment or acceleration) prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if the Borrowers fail to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.2, the Borrowers shall pay to each Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank) incurred or sustained by such Bank (the "Additional Amount") as a result of such prepayment or failure to borrow. The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to The West Company by the Agent in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error. For purposes of this subsection, a prepayment of all the LIBO Rate Loans shall be deemed to occur whenever the interest rate thereon is converted under the provisions of Section 2.13.

     (c) Bid Loans. The Borrowers may, upon one Banking Business Days' notice, repay any Bid Loan at any time in whole; provided, however, (i) if a Borrower prepays any Bid Loan prior to the end of the Bid Loan Duration applicable to any such Bid Loan, the Borrower shall promptly pay each Bid Loan Lender, in addition to the principal and interest then to be paid, the applicable Additional Amount as a result of such prepayment; and (ii) all Bid Loans having the same Bid Loan Duration and comprising the same Borrowing shall be simultaneously prepaid in full. The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to The West Company by the Agent in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

     2.11 Payments.

     (a) LIBO Rate Loans. Accrued interest on LIBO Rate Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Rate Loans with Interest Periods of six months shall be due and payable at the end of the third month and on the last day of such Interest Period.

     (b) Base Rate Loans. Accrued interest on all Base Rate Loans shall be due and payable on the first Banking Business Day of each calendar month and upon the Termination Date.

     (c) Bid Loans. Accrued interest on Bid Loans with Bid Loan Durations less than three months shall be due and payable on the maturity of such Bid Loans. Accrued interest on Bid Loans with Bid Loan Durations of three months or longer shall be due and payable at the end of the third month and on the maturity of the Bid Loan Duration of such Bid Loans.

     (d) Form of Payments, Application of Payments, Payment Administration, Etc. All payments (including prepayments) of principal of or interest on any Loan shall be paid by the Borrowers in the Selected Currency applicable to such Loan. All other payments required to be made by the Borrowers hereunder shall be made in Dollars. All payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by the Borrowers, by written notice to the Agent at the time of such payment or prepayment. If no such written notice is received by the Agent or if an Event of Default then exists, the payment or prepayment shall be applied to the Loans in such order and to such extent as the Agent shall determine in accordance with Section 8.7. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by the Borrowers hereunder shall be remitted to the Agent on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account in London as the Agent shall specify to the Borrowers and the Banks, in immediately available funds not later than 11:00 a.m. on the day when due. The Agent will promptly distribute to each Bank by wire transfer in immediately available funds each Bank's pro rata share of such payment based upon such Bank's Commitment Percentage. Whenever any payment is stated as due on a day which is not a Banking Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period" in Section 1.1, be extended to the next succeeding Banking Business Day and interest shall continue to accrue during such extension. The Borrowers authorize the Agent to deduct from any account of any Borrower maintained at the Agent or over which the Agent has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid within any applicable grace period therefor.

     (e) Net Payments. (i) All payments made to the Banks and the Agent by the Borrowers hereunder, under any Note or under any other Loan Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of a Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any foreign country or any political subdivision thereof, or taxing authority of the United States of America or any foreign country or any political subdivision thereof, in which the principal office or applicable lending office of such Bank is located) (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). The Borrowers shall also reimburse each Bank, upon the written request of such Bank, for Taxes imposed on or measured by the gross or net income of such Bank pursuant to the laws of the United States of America or any foreign country (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank due to the amount of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrowers will furnish to the Agent upon request certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless the Agent and each Bank, and reimburse the Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank. Each Bank shall use reasonable efforts to designate a different principal office or applicable lending office to avoid the need for the payment of any Taxes by such Bank pursuant to this paragraph to the extent that such a designation would not, in the reasonable opinion of such Bank, be disadvantageous to such Bank.

     (ii) Each Bank that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the date hereof (in the case of each Bank that is a party hereto on the date hereof) or on or prior to the date of any assignment or participation hereunder and thereafter as reasonably requested from time to time by The West Company or the Agent, execute and deliver, if legally able to do so, to The West Company and the Agent one or more (as The West Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 and Form W-8 or Form W-9 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from or entitled to a reduced rate of, withholding or deduction of Taxes.

     (iii) The Borrowers shall not be required to indemnify or to pay any additional amounts to any Bank with respect to any Taxes pursuant to this paragraph (e) to the extent that any obligation to withhold, deduct or pay amounts with respect to such tax existed on the date such Bank became a party to this Agreement (and, in such case, the Borrowers may deduct and withhold such tax from payments to such Bank); provided, however, that such limitation on the indemnification obligations of the Borrowers under this paragraph (e) shall not apply to Taxes (a) relating to Loans made to a Borrower other than The West Company that would not arise if such Loan had been made to The West Company or
(b) that arise because The West Company transfers or is deemed by the relevant taxing authority to have transferred any Loan proceeds to any division or affiliate, and such Taxes are imposed by the relevant taxing authority where such division or affiliate resides, has locations or is incorporated. In addition, the Borrowers shall not be required to indemnify or to pay any additional amounts to any Bank with respect to any Taxes pursuant to this paragraph (e) to the extent that such Bank fails to comply in full with the provisions of subparagraph (e)(ii) above resulting in the claimed Taxes (and, in such case, the Borrowers may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to such Bank).

     (iv) No Bank shall be entitled to payment under this paragraph (e) unless it shall have notified The West Company that it will demand such payment not more than 120 days after the date on which it shall have become aware that it was entitled to such payment and such Bank agrees to use its best efforts to give such notice promptly after it shall have become aware thereof; provided, that any failure to provide such notice shall in no way impair the rights of any Bank to demand and receive compensation to the extent provided in this paragraph
(e).

     (v) Notwithstanding any other provision of this paragraph (e), other than payments due to Taxes (a) relating to Loans made to a Borrower other than The West Company that would not arise if such Loan had been made to The West Company or (b) that arise because The West Company transfers or is deemed by the relevant taxing authority to have transferred any Loan proceeds to any division or affiliate, and such Taxes are imposed by the relevant taxing authority where such division or affiliate resides, has locations or is incorporated, no Bank shall demand any payment referred to above unless at the time it is the general policy or practice of such Bank to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.

     (f) Obligation to Repay. The Agent's failure to deliver any bill, statement or invoice with respect to amounts due under any Loan Document shall not affect the Borrowers' obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

     2.12 Changes in Circumstances; Yield Protection.

     (a) If any Regulatory Change or compliance by the Banks with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

          (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Banks;

          (ii) impose on the Banks any other condition regarding the Notes;

          (iii) subject the Banks to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Banks to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from the Borrowers; or

          (iv) change the basis of taxation of payments from the Borrowers to the Banks (other than by reason of a change in the method of taxation of a Bank's net income);

and the result of any of the foregoing events is to increase the cost to a Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan, the Agent will immediately so notify the Borrowers. If a Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Agent to the Borrowers, the Borrowers shall pay to such Bank on each interest payment date of the Loan such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

     (b) If any Bank shall determine that any law, rule or regulation regarding capital adequacy or the adoption of any law, rule or regulation regarding capital adequacy made after the date of this Credit Agreement, which law, rule or regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change in any law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (which change occurs after the date of this Agreement), or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrowers shall promptly pay to the Agent for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Determination by a Bank for purposes of this Section 2.12 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans, and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to the Borrowers, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

     (d) No Bank shall be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified The West Company that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided that the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this paragraph (d). Notwithstanding any other provision of this Section 2.12, no Bank shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Bank to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements. In the event that any Bank determines that any event or circumstance that will lead to a claim under this Section 2.12 has occurred or will occur, such Bank will use its best efforts to so notify The West Company; provided that any failure to provide such notice shall in no way impair the rights of any Bank to demand and receive compensation under this Section 2.12, but without prejudice to any claims of The West Company for failure to observe this undertaking.

     2.13 Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation (including without limitation any currency controls), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Banks to (1) maintain their Commitments, then upon notice to the Borrowers by the Agent, the Commitments shall terminate; or (2) maintain or fund their LIBO Rate Loans, then upon notice to the Borrowers of such event, the Borrowers' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

III. REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to the Banks that:

       3.1 Organization, Standing. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under each Loan Document to which it is a party and
(iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

       3.2 Corporate Authority, Etc. The making and performance of the Loan Documents to which it is a party are within the power and authority of each Borrower and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of the Borrowers' shareholders or any other person, do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets. Further, no Borrower is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. Except as set forth on Schedule 3.2, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency (other than filings or notices required to perfect any security interests in favor of the Banks) are necessary for the execution, delivery or performance by any Borrower of any Loan Document to which such Borrower is a party or for the validity or enforceability thereof.

       3.3 Validity of Documents. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of each Borrower that is a party thereto, enforceable against such party in accordance with its terms.

       3.4 Litigation. Except as set forth in Schedule 3.4 hereto, there are no actions, suits or proceedings pending or, to the Borrowers' knowledge, threatened against or affecting any Borrower or any assets of any Borrower before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect or could materially adversely affect the ability of any Borrower to perform under the Loan Documents. The status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in such Schedule.

       3.5 ERISA. The provisions of each Plan in which any Borrower or ERISA Affiliate participates or to which any Borrower or ERISA Affiliate contributes, whether or not they are the sole participant or contributor, comply, in all material respects, with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No event has occurred with respect to any Plan in which any Borrower or ERISA Affiliate participates or to which any of them contributes (hereinafter referred to as a "Covered Plan") which constitutes a Reportable Event, or, if such event has occurred, the employer and plan administrator have complied with Section 4043 of ERISA and the regulations thereunder, and have discharged all notification obligations, if any, imposed on either of them by Section 4043 of ERISA, to the extent that the employer or plan administrator has not been relieved of such obligations by regulation or otherwise by the PBGC; there does not exist with respect to any Covered Plan any material accumulated funding deficiency within the meaning of Section 412 of the Code nor has there been issued either a variance or a waiver of the minimum funding standards imposed by the Code with respect to any Covered Plan, nor are there any excise taxes due or hereafter to become due under Section 4971 of the Code with respect to the funding of any covered Plan for any plan year or fiscal period ending prior to the date of this Agreement; no Covered Plan to which Section 4021 of ERISA applies has been terminated or, if such termination has occurred, the requirements of ERISA Sections 4041 and 4044 have been satisfied and the Internal Revenue Service has issued a letter of determination that the Covered Plan met the requirements of Code Section 401(a) at the time of such termination; no Covered Plan has incurred any material liability to the PBGC under Sections 4062, 4063 or 4064 of ERISA which has not been satisfied or discharged; and no Covered Plan has engaged in any Prohibited Transaction. Neither the Borrowers nor any ERISA Affiliate is now or has been at any time a contributor or obligated to contribute to any Multiemployer Plan or if any Borrower or ERISA Affiliate is or has been a contributor to a Multiemployer Plan, any Borrower or ERISA Affiliate has not incurred any material withdrawal liability within the meaning of Section 4201 of ERISA which has not been fully satisfied. As of the date of this Agreement, neither the Borrowers nor any ERISA Affiliate has established or maintained any Plan or arrangement which provides post-employment welfare benefits or coverage (other than as required pursuant to Section 4980B of the Code and other than allowing retirees' participation in group health plans at the expense of such participating retirees). Each Borrower and each ERISA Affiliate has, as of the date of this Agreement, made all contributions or payments to or under each such Plan required by law or the terms of such Plan to be made on or before that date.

       3.6 Financial Statements. The consolidated financial statements of The West Company and its Subsidiaries as of and for the fiscal years ending December 31, 1994 and December 31, 1993, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim consolidated financial statements of The West Company and its Subsidiaries as of March 31, 1995 and March 31, 1994 furnished to the Banks in connection herewith, present fairly, in all material respects, the financial position, results of operations and cash flows of The West Company and its Subsidiaries as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles (subject to normal year-end adjustments and the absence of notes). There has been no material adverse change in the business or financial condition of The West Company and its Subsidiaries taken as a whole since March 31, 1995.

       3.7 Margin Regulations. No proceeds of any Loan will be applied for the purpose, whether immediate, incidental or ultimate, of buying or carrying or trading in any securities, including "margin stock" as defined by The Board of Governors of the Federal Reserve System.

       3.8 Not in Default. No Event of Default or Potential Default under any Loan Document has occurred and is continuing.

       3.9 Taxes. The West Company and each Subsidiary has filed all federal and all other material state, local and foreign tax returns and reports which it is required by law to file and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable (other than those being contested in good faith by appropriate proceedings), other than any such taxes or charges that would not individually or in the aggregate result in a Material Adverse Effect. The tax charges, accruals and reserves on the books of The West Company and each Subsidiary are adequate to pay all such taxes that have accrued but are not presently due and payable. The West Company is a member of an affiliated group of corporations filing consolidated returns for United States federal income tax purposes, and is the "common parent" of such group.

       3.10 Permits, Licenses, Etc. The West Company and each Subsidiary possesses all permits, licenses, franchises, trademarks, tradenames, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

       3.11 Compliance With Laws.

           (a) The West Company and each Subsidiary is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

           (b) Except as set forth on Schedule 3.11 hereto, The West Company and each Subsidiary has obtained all permits, licenses and other authorizations required under any Regulation relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes except where the failure to possess the same would not have a Material Adverse Effect. The West Company and each Subsidiary is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Regulation, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder which has the force of law except where the failure to so comply would not have a Material Adverse Effect. No Borrower has received written notice of any past or present events, conditions, circumstances, activities, practices, incidents or actions which may interfere with or prevent compliance or continued compliance with those laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder which has the force of law, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, except where such events, conditions, circumstances, activities, practices, incidents or actions would not result in a Material Adverse Effect.

       3.12 Solvency. The West Company and each Subsidiary Borrower is, and after giving effect to the transactions contemplated hereby, will be, Solvent. "Solvent" means that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liability on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

       3.13 Title to Assets. The West Company and each Subsidiary has good and marketable title to all of its properties and assets, free and clear of all Liens, other than Permitted Liens.

       3.14 Insurance. The West Company and its Subsidiaries have at their own cost and expense obtained in commercially reasonable kind and form and with financially sound and reputable insurers, insuring against such risks as are prudently insured against by corporations engaged in the same business and similarly situated with The West Company and its Subsidiaries, in an amount usually carried by corporations engaged in the same business and similarly situated with The West Company and its Subsidiaries.

       3.15 Subsidiaries, Etc. Set forth in Schedule 3.15 hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries (and the respective jurisdiction of incorporation of each such Subsidiary). Except as disclosed in Schedule 3.15 hereto, as of the date hereof, The West Company owns, directly or through a Subsidiary, free and clear of Liens, all outstanding shares of each Subsidiary Borrower and all such shares are validly issued, fully paid and non-assessable. Schedule 3.15 also sets forth as to each Subsidiary the number of shares of each class of capital stock issued and outstanding and held in treasury and the record and beneficial owners of all such issued and outstanding shares as of the date hereof. Except as set forth on Schedule 3.15, all of the issued and outstanding shares of capital stock of each Subsidiary owned by The West Company or any Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and held free and clear of all Liens whatsoever, and there are no outstanding subscriptions, options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating any Subsidiary to issue, deliver or sell additional shares of its capital stock of any class or any securities convertible into or exchangeable for any such capital stock.

       3.16 Disclosure Generally. To the best of The West Company's knowledge, the representations and statements made by or on behalf of any Borrower in connection with this credit facility and each Loan hereunder, including representations and statements in each of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading in light of the circumstances in which they were made. No written information, exhibit, report or financial statement furnished by any Borrower to the Banks in connection with this Agreement, the Loans or any Loan Document, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

IV. CONDITIONS PRECEDENT.

       4.1 Conditions to All Loans. The obligation of each Bank to make any Loan is conditioned upon the following:

           (a) Documents. The West Company shall have d elivered and the Agent shall have received a request for a Loan, as provided in Sections 2.2 or 2.6.

           (b) Covenants; Representations. Each Person that is a party thereto other than the Banks and the Agent shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true in all material respects with the same effect as if such representation or warranty had been made on the date such Loan is made or issued and the making of a request for a Loan by The West Company shall be deemed a certification to the foregoing effect.

           (c) Defaults. After giving effect to such transaction, no Event of Default or Potential Default shall exist.

           (d) If the Borrower is a Subsidiary Borrower who has not previously provided the items required by paragraphs (a), (b) and (d) of Section 4.2, such items shall have been received by the Agent.

       4.2 Conditions to First Loan. In addition to the conditions set forth in
Section 4.1, the obligation of each Bank to make the first Loan hereunder is conditioned upon the following:

           (a) Articles, Bylaws. The Banks shall have received copies of the Articles or Certificates of Incorporation and Bylaws of each Borrower, certified by the secretary or assistant secretary of such Borrower;

           (b) Evidence of Authorization. The Banks shall have received certified copies of all corporate or other action taken by each Person other than a Bank who is a party to any

Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Revolving Credit Loans and Bid Loans hereunder, together with such other related papers as the Banks shall reasonably require;

           (c) Legal Opinions. The Banks shall have received a favorable written opinion of Dechert, Price & Rhoads, counsel of the Borrowers, which shall be addressed to the Banks and be dated the date of the first Loan, in substantially the form attached as Exhibit F;

           (d) Incumbency. The Banks shall have received a certificate signed by the secretary or assistant secretary of each corporate signatory to the Loan Documents other than a Bank, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until the Agent shall have received a further certificate of the appropriate secretary or assistant secretary amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder;

           (e) Notes. Each Bank shall have received executed Notes payable to the order of such Bank and otherwise in the forms of Exhibits B-1, B-2 and D-1 hereto. In addition, the Agent shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to the Agent and the Banks;

           (f) Consents. The Borrowers shall have provided to the Banks evidence satisfactory to the Banks that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect;

           (g) Change. No material adverse change shall have occurred in the financial condition of The West Company and its Subsidiaries taken as a whole since March 31, 1995;

           (h) Pending or Threatened Litigation. There shall not be any pending litigation, bankruptcy or insolvency, injunction, order or claim which could reasonably have a Material Adverse Effect; and

           (i) Other Agreements. The Borrowers shall have executed and delivered each other Loan Document required hereunder.

V. AFFIRMATIVE COVENANTS

       The Borrowers covenant and agree that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Commitments are in effect or any Obligations remain unpaid or outstanding, the Borrowers will, and will cause each Subsidiary, as applicable, to:

       5.1 Financial Statements and Reports. Furnish to the Banks the following financial information:

           (a) Annual Statements. As soon as available but no later than ninety
(90) days after the end of each fiscal year, a consolidated balance sheet of The West Company as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and consolidated cash flows for The West Company for the fiscal year and the prior fiscal year in comparative form (it being understood and agreed that the delivery of The West Company's 10-K (as filed with the Securities and Exchange Commission) shall satisfy the delivery requirements of this Section). The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The annual financial statements shall be certified (without any qualification or exception) by independent public accountants of nationally recognized standing. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event.

           (b) Quarterly Statements. As soon as available but no later than forty-five (45) calendar days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of The West Company and related consolidated statements of operations, shareholders' equity and cash flows for such quarterly period and for the period from the beginning of such fiscal year to the end of such fiscal quarter and a corresponding financial statement for the same periods in the preceding fiscal year certified by the chief financial officer, treasurer or controller of The West Company as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments) (it being understood and agreed that delivery of The West Company's 10-Q (as filed with the Securities and Exchange Commission) shall satisfy the requirements of this paragraph).

           (c) No Default. Within forty-five (45) calendar days after the end of each of the first three fiscal quarters of each fiscal year and within ninety
(90) calendar days after the end of each fiscal year, a certificate signed by the chief financial officer, treasurer or controller of The West Company on behalf of the Borrowers certifying that, to the best of such officer's knowledge, after due inquiry, (i) the Borrowers have complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct in all material respects with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers.

           (d) Compliance. Within forty-five (45) calendar days after the end of each of the first three fiscal quarters of each fiscal year and within ninety
(90) calendar days after the end of each fiscal year, a certificate signed by the chief financial officer, treasurer or controller of The West Company setting forth (on a consolidated basis) the Interest Coverage Ratio and

Funded Debt to Total Capitalization and compliance with all other financial covenants and representations contained in this Agreement as of the end of such period. The chief financial officer, treasurer or controller of The West Company shall provide any and all reports, audits, and such other information as may be reasonably requested by the Agent to substantiate such compliance by the Borrowers or upon which said officer may have relied in signing such certificate.

           (e) ERISA. All reports and forms filed with respect to all Plans and details of related information of a Reportable Event which, in either case, could reasonably cause a Material Adverse Effect.

           (f) Material Changes. The Borrowers shall promptly notify the Agent and the Banks of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect.

           (g) Other Information. The Borrowers will provide to the Agent and the Banks all 8-K reports simultaneously with filing of such reports with the Securities and Exchange Commission.

       5.2 Taxes and Other Charges. Pay or cause to be paid after notice that the same are due all taxes, assessments and governmental charges imposed upon The West Company and its Subsidiaries or any of The West Company's or the Subsidiaries' assets or which The West Company and its Subsidiaries are required to withhold and pay over, except as may be contested in good faith by The West Company or its Subsidiaries by appropriate proceedings and for which adequate reserves have been established by The West Company or its Subsidiary as reflected in The West Company's or the Subsidiary's financial statements and except where the failure to so pay would not have a Material Adverse Effect.

       5.3 Corporate Existence. The West Company will preserve its corporate existence except as permitted by Section 6.1.

       5.4 Compliance with ERISA. Maintain each Covered Plan in compliance in all material respects with all applicable requirements of ERISA and the Code, including all applicable rulings and regulations under ERISA and the Code. The preceding sentence shall not be construed to limit the Borrower's or any ERISA Affiliate's ability to amend or terminate a Plan so long as that amendment or termination can be effected without resulting in any unfunded liability which could reasonably have a Material Adverse Effect. As soon as practicable and, in any event, within ten (10) calendar days after any Borrower or any ERISA Affiliate knows, or has reason to know, that:

           (a) any Termination Event with respect to a Pension Plan has occurred or will occur; or

           (b) any Borrower or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a

Pension Plan which otherwise would result in a material accumulated funding deficiency; or

           (c) the aggregate amount of the Unfunded Pension Liabilities (other than non-cash charges against income required to be recognized pursuant to FASB
87) under all Pension Plans has increased materially; or

           (d) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Plans has increased materially; or

           (e) any Borrower or ERISA Affiliate has engaged in a Prohibited Transaction with respect to a Plan; or

           (f) there is a partial or complete withdrawal (as described in ERISA
Section 4203 or 4205) by any Borrower or any ERISA Affiliate from a Multiemployer Plan which could reasonably result in a Material Adverse Effect; or

           (g) any Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan by reason of its complete or partial withdrawal from such Multiemployer Plan which could reasonably result in a Material Adverse Effect; or

           (h) a Multiemployer Plan is in "reorganization" (as described in Code
Section 418 or Title IV or ERISA) which could reasonably result in a Material Adverse Effect; or

           (i) the potential withdrawal liability (as determined in accordance with Title IV or ERISA) of any Borrower or any ERISA Affiliate with respect to all Multiemployer Plans has, in any year, increased materially; or

           (j) there is an action brought against any Borrower or any ERISA Affiliate under ERISA Section 502 with respect to its failure to comply with ERISA Section 515 which could reasonably result in a Material Adverse Effect;

The West Company shall, on behalf of the Borrowers and the ERISA Affiliates, furnish or cause to be furnished to the Agent a notice of such event.

       Any notice required hereunder shall include a certificate addressed to the Agent and signed by the chief financial officer, treasurer or controller of The West Company on behalf of the Borrowers, setting forth all pertinent details relating to the events described in such notice is based and the action which is proposed to be taken with respect thereto. The West Company shall also furnish or cause to be furnished to the Agent notice within ten (10) calendar days after any complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections

4203 and 4205 of ERISA by The West Company or any other Borrower or ERISA Affiliate which could reasonably cause a Material Adverse Effect.

       5.5 Compliance with Regulations. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

       5.6 Notice of Events. Promptly upon discovery by any Borrower or any officer of any Borrower of any of the events described in subsections (a) through (e) hereof, The West Company shall, on behalf of the Borrowers, deliver to an officer of the Agent active on the Borrowers' accounts telephone notice, and within three calendar days of such telephone notice deliver to the Agent a written notice, which describes the event and all action the Borrowers propose to take with respect thereto:

           (a) an Event of Default under this Agreement;

           (b) any Potential Default;

           (c) a default or event of default resulting from failure to make required payments or breach of any financial covenant under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which any Borrower's or Subsidiary's liability is equal to or in excess of $10,000,000 singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or would permit any party to any such agreement to terminate or suspend any commitment to lend to the Borrowers or the Subsidiaries or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

           (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation in which the amount in controversy could reasonably result in a Material Adverse Effect; or

           (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which could reasonably have a material adverse impact on the ability of the Borrowers to perform their obligations under the Loan Documents or a Material Adverse Effect.

       5.7 Inspection Rights. Following prior notice during regular business hours and as often as reasonably requested of the Borrowers by any Bank, (i) if an Event of Default or Potential Default has occurred and is continuing, permit any Bank or any authorized officer, employee, agent, or representative of any Bank, to examine and make abstracts from the records and books of account of the Borrowers, wherever located, and to visit the properties of the Borrowers; and (ii) permit any Book or any authorized Officer, employee, agent, or representative of any Bank to discuss the affairs, finances, and accounts of the Borrowers with any of the Borrowers' Officers, which activities shall be at the expense of such Bank.

       5.8 Generally Accepted Accounting Principles. Maintain its books and records at all times in accordance with Generally Accepted Amounting Principles.

       5.9 Use of Proceeds. Use the proceeds of the Loans to finance working capital and capital expenditures, acquisitions and for general corporate purposes.

VI. NEGATIVE COVENANTS.

       The Borrowers covenant and agree that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Commitments are in effect or any Obligations remain unpaid or outstanding, they will not, and will not permit any Subsidiary, as applicable, to:

       6.1 Merger, Consolidation. No Borrower will consolidate with or merge with or into any other corporation unless (a) if The West Company is a party to such merger or consolidation, The West Company shall be the surviving entity of such merger or consolidation or (b) any Subsidiary Borrower party to such merger or consolidation continues to meet the criteria set forth in the definition of Subsidiary Borrower and, in any event, subsequent to such merger or consolidation and after giving effect thereto, no Potential Default or Event of Default shall have occurred and be continuing.

       6.2 Liens. Create, assume or permit to exist any Lien on any of the Borrowers' property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

       6.3 Sale at Stock of Subsidiary Borrowers.

           (a) Sell, assign, pledge or otherwise dispose of any shares of stock or other equity interests in (or warrants, rights or options to acquire stock of or equity interests in) any Subsidiary Borrower; or

           (b) in the case of a Subsidiary Borrower, issue or sell any shares of its stock or other equity, interests in itself (or warrants, rights or options to acquire, or securities convertible into, such stock or other equity interests) to any Person other than to The West Company or if such issuance or sale is to the officers, directors or employees of The West Company or a Subsidiary thereof, such shares or equity interests, when added to the equity interests of such Subsidiary Borrower held by officers, directors and employees, do not exceed 25% of the outstanding capital stock of such Subsidiary Borrower.

       6.4 Judgment, Attachment. Permit any of its assets to be subject to any judgments, attachments or levies the aggregate amount of which exceeds $5,000,000 and which judgments, attachments or levies have not been stayed by appeal, satisfied, bonded or discharged within thirty (30) calendar days after service of notice thereof to such Borrower or the repayment of which is covered in full (subject to customary deductibles) by insurance maintained with responsible insurance companies.

       6.5 Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

       6.6 Modification of Loan Agreements or Policies. (i) Consent to or permit any amendment, modification or waiver of any material provision or term contained in any agreement or indenture governing any Indebtedness for Borrowed Money subordinated to the Obligations that might accelerate any obligations of, or delay any payments to, any Borrower or (ii) prepay, redeem, purchase or otherwise acquire, or make any payment on account of any Indebtedness for Borrowed Money subordinated to the Obligations, other than in accordance with its terms.

       6.7 Discontinuance or Change of Business. Discontinue any substantial part of their existing businesses taken as a whole or change the nature of their existing businesses taken as a whole, with such change resulting in a Material Adverse Effect.

       6.8 Financial Ratios. Permit on a consolidated basis, at the end of any fiscal quarter, (i) the Interest Coverage Ratio to be less than 2.50 to 1.00, or
(ii) Funded Debt to Total Capitalization to exceed the ratio of 0.50 to 1.00, in the case of subsection (i) above calculated based upon the preceding 12 month period.

VII. DEFAULT.

       7.1 Events of Default. The Borrowers shall be in default if any one or more of the following events ("Event of Default") occurs:

           (a) Principal, Interest or Other Amounts. Any Borrower fails to pay any principal of or interest on any Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) and such failure remains unremedied for three Banking Business Days or fails to pay (after notice) when it is due and payable any other amount payable under any Loan Document (and such failure remains unremedied for five Banking Business Days).

       (b) Covenants.

           (i) Any Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in any Loan Document (other than those referred to in clause (ii) below) and such failure remains unremedied (if it is capable of being remedied in such period) for five Banking Business Days thereafter; or

           (ii) Any Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in Sections 5.2, 5.4, or 5.5 of this Agreement, and such failure shall continue for thirty (30) days after written notice to The West Company by the Agent.

       (c) Representations, Warranties, Etc. Any representation or warranty made by any Borrower herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made;

       (d) Bankruptcy, Etc. Any Borrower is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, indicated its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for such Borrower or any substantial part of the property of such Borrower is appointed, or any Borrower suffers any such receivership or trusteeship to continue undischarged for a period of thirty (30) days provided, however, if such bankruptcy relates to a Subsidiary Borrower, no Event of Default shall have occurred if any Loans of such Subsidiary Borrower are repaid in full by The West Company within thirty (30) days of any of the foregoing events;

       (e) Certain Other Defaults. If any Borrower shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $10,000,000, and such failure shall continue beyond any applicable cure period, or any Borrower shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document, if the holders of any portion of such Indebtedness for Borrower Money declare such Indebtedness for Borrowed Money to be due and payable prior to the date on which it would otherwise be due and payable;

THEN and in every such event other than that specified in clause (d), the Required Banks may terminate the Commitments and may declare the Loans and all other Obligations, including without limitation accrued interest, to be, and the Loans and all other Obligations shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence of any event specified in clause (d) above, the Commitments shall automatically terminate and the Loans and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Any date on which the Loans and such other obligations are declared due and payable pursuant to this Section 7.1, shall be a Termination Date for purposes of this Agreement,

VIII. AGENT.

       8.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between the Agent and each Bank has no fiduciary aspects, and the Agent's duties (as Agent) hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for the Borrowers. As to matters not expressly provided for in this Agreement or any Loan Document, the Agent shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall the Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

       8.2 Duties and Obligations. In performing its functions and duties hereunder on behalf of the Banks, the Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither the Agent nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of the Borrowers; (c) shall have no duty to ascertain or inquire into the Borrowers' performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of the Borrowers or inquire into the use of the proceeds of the Loans or (unless the officers of the Agent active in their capacity as officers of the Agent on the Borrowers' account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectibility or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by the Agent itself; (e) except as expressly provided herein in respect of information and data furnished to the Agent for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to the Borrowers, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

       8.3 The Agent as a Bank. With respect to its Commitment and the Loans made and to be made by it, CoreStates Bank, N.A. shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include CoreStates Bank, N.A. in its individual capacity. CoreStates Bank, N.A. and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrowers and their affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

       8.4 Independent Credit Decisions. Each Bank acknowledges to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

       8.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in such capacity in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by the

Agent in such capacity hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

       8.6 Successor Agent. The Agent may resign at any time by giving written notice of such resignation to the Banks and the Borrowers, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon consent of The West Company and written notice to the retiring Agent. If no successor Agent shall have been jointly appointed by such Banks and consented by The West Company and shall have accepted such appointment within thirty (30) days after the retiring Agent shall have given notice of resignation, the retiring Agent may, upon notice to the Borrowers and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After any retiring Agent's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

       8.7 Allocations Made By Agent. As between the Agent and the Banks, unless a Bank objecting to a determination or allocation made by the Agent pursuant to this Agreement delivers to the Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. The Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

IX. MISCELLANEOUS.

       9.1 Waiver. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

       9.2 Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by any Borrower therefrom shall be effective unless the same shall have been approved by the Required Banks, be in writing and be signed by the Agent (and The West Company on behalf of the Borrowers in the case of any amendment, modification or termination) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding any other provision contained in any Loan Document, no amendment, modification, termination or waiver shall affect the payment of principal (including without limit the date when due), reduce any interest rate margin or any fee provided herein, increase any Commitment, modify the definition of "Required Bank", reduce the level of required consent for any Selected Currency, release or modify the duties or obligations of The West Company under Section 2.7 hereof or adversely affect any voting rights of the Banks herein without the written consent of all the Banks.

       9.3 Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

       9.4 Assignments and Participations. Each Loan Document shall bind and inure to the benefit of the Borrowers and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign any of its rights or interests under any Loan Document without the prior written consent of all the Banks and no Bank shall have the right to assign any of its rights or interest under any Loan Document (except (i) to an affiliated banking institution and (ii) in the form of a participation in such Bank's Loans) without the prior written consent of the Agent and The West Company, and any assignment of an interest in the transferor bank's Commitment shall be in the amount of $10,000,000 or any multiple thereof and the transferor Bank's remaining interest shall be not less than 50% of its original Commitment. No participant shall have any right to vote on any matter herein or governed hereby except such matter as may involve a reduction in any interest rate margin or affect the principal amounts or the maturity dates of the Loans. No person not a party to any Loan Document is intended to be benefitted thereby.

       The merger or consolidation of any Bank with and into a bank, regardless of whether the surviving bank is or is not a Bank hereunder, or the sale of all or substantially all the assets of one Bank to another bank shall not constitute a transfer of such Bank's interest under this Section. The surviving or successor bank of any such transaction shall be obligated hereunder and shall be entitled to all the rights and benefits of the merged, consolidated or selling Bank(s) based on the aggregate of the Commitment Percentages of each of such Banks.

       9.5 Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

       9.6 Notices. All notices, requests, demands, directions, declarations and other communications between the Banks and the Borrowers provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or telefaxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or telefax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

       9.7 Sharing of Collections, Proceeds and Set-Offs; Application of
Payments.

           (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Loan which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this Section 9.7(a)) in relation to the aggregate outstanding Loans of all the Banks. The Borrowers agree, to the fullest extent each may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

           (b) Subject to the provisions of Section 2.10, the Agent and each Bank agree that all payments on account of the Loans shall be applied by the Agent and the Banks as follows:

           (1) First, to the Agent for any fees, costs or expenses (including expenses provided in Section 9.8) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Borrowers or the Banks until such fees, costs and expenses are paid in full;

           (2) Second, to the Banks for their percentage shares of the Facility Fee then due and payable under this Agreement until such fee is paid in full;

           (3) Third, to the Banks for their percentage shares of all interest then due and payable from the Borrowers until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 9.7(a)) of the amounts allocated in (a) above; and

           (4) Fourth, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from the Borrowers until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 9.7(a)) of the amounts allocated in (a) above.

       9.8 Expenses of the Agent; Indemnification of the Agent and the Banks.

           (a) The Borrowers will from time to time reimburse the Agent promptly following demand for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the preparation of any consent, amendment or waiver relating to the Loan Documents or the interpretation of the Loan Documents, and (iv) the enforcement of the Loan Documents; provided, however, that the Borrowers will not be responsible for the fees and expenses of legal counsel separately retained by any Bank.

           (b) In addition to the payment of the foregoing expenses, the Borrowers hereby agree to indemnify, protect and hold the Agent, each Bank and any holder of the Notes and the officers, directors, employees, agents, affiliates and attorneys of the Agent, each Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by any Borrowers or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents (other than those fees and expenses relating to disputes among the Banks or the Banks and the Agent or relating to any assignment or participation); provided, however, that the Borrowers shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee with respect to any Person other than the Borrowers or the result of the negligence of such Indemnitee with respect to the Borrowers.

       9.9 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 2.11, 2.12 and 9.8, and the agreements of the Banks set forth in Sections 8.1, 8.5 and 9.7 shall survive the payment of the Loans and the

Facility Fee and the termination of this Agreement. This Agreement shall remain in full force and effect until the latest to occur of the termination of the Aggregate Commitment or the repayment in full of all amounts owed by the Borrowers under any Loan Document.

       9.10 Severabilily. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

       9.11 Banks' Obligations Several; Independent Nature of Banks' Rights. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Bank pursuant hereto or thereto shall be deemed to constitute Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

       9.12 No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Bank to the Borrowers.

       9.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE BORROWERS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE BORROWERS ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE, OR SUCH OTHER LOAN DOCUMENT. EACH OF THE BORROWERS DESIGNATES AND APPOINTS CT CORPORATION SYSTEM (OR SUCH OTHER PERSON AS SHALL ACT AS REGISTERED AGENT OF A BORROWER IN PENNSYLVANIA AND AS TO WHOM EACH BORROWER SHALL PROVIDE NOTICE IN WRITING TO EACH BANK AND THE AGENT) AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT

TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWERS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWERS, AS APPLICABLE, AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWERS REFUSES TO ACCEPT SERVICE, EACH OF THE BORROWERS HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BANK TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

       9.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, AGENT AND EACH BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWERS, AGENT AND EACH BANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWERS, AGENT AND EACH BANK FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

       9.15 Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Agent shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Agent or facsimile that such counterparts have been signed by all the parties hereto or thereto.

       9.16 Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

       IN WITNESS WHEREOF, the Borrowers and the Banks have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

101 Gordon Drive                      THE WEST COMPANY, INCORPORATED
P.O. Box 645
Lionville, PA 19341-0645
Attn: Joseph Mallozzi                 By: /s/ Raymond J. Land
                                          -------------------------------
                                      Name: Raymond J.  Land
                                      Title: Sr. V.P. Finance and Administration

c/o The West Company, Incorporated    PACO PHARMACEUTICAL
101 Gordon Drive                      SERVICES, INC.
P.O. Box 645
Lionville, PA 19341-0645
Attn: Joseph Mallozzi                 By: /s/ Victor E. Ziegler
                                          ----------------------------------
                                      Name: Victor E. Ziegler
                                      Title: Chairman and President

c/o The West Company, Incorporated    TWC OF FLORIDA, INCORPORATED
101 Gordon Drive
P.O. Box 645
Lionville, PA 19341-0645              By: /s/ Raymond J. Land
Attn: Joseph Mallozzi                     ----------------------------------
                                      Name: Raymond J. Land
                                      Title: Vice President

Broad & Chestnut Streets              PNC BANK, NATIONAL ASSOCIATION
Philadelphia, PA 19102
Attn: Amy Peterson                    By: /s/ Daniel K. Fitzpatrick
                                          ----------------------------------
                                      Name: Daniel K. Fitzpatrick
                                      Title: Vice President

75 Wall Street                        DRESDNER BANK AG, NEW YORK AND
New York, NY 10005-2889               GRAND CAYMAN BRANCHES
Attn: Robert Grella
                                      By: /s/ Deborah Slusarczyk
                                          ----------------------------------
                                      Name: Deborah Slusarczyk
                                      Title: Vice President

                                      By: /s/ Robert Grella
                                          ----------------------------------
                                      Name: Robert Grella
                                      Title: Vice President

1339 Chestnut Street                      CORESTATES BANK, N.A., individually
Philadelphia, PA 19101                    and as Agent
FC 1-8-3-16
Attention: Joseph M. Finley               By: /s/ Joseph M. Finley
                                              ----------------------------------
                                          Name: Joseph M. Finley
                                          Title: Vice President

                                    EXHIBIT A

                                   COMMITMENTS

                                    Commitment            364 Day Facility                 Five Year Facility
                                    Percentage               Commitment                        Commitment
                                    ----------            ----------------                 ------------------
CoreStates Bank, N.A.                41.1765%               $12,353,000                       $22,647,000
PNC Bank, National
Association                          41.1765%                12,353,000                        22,647,000
Dresdner Bank AG,
New York and Grand
Cayman Branches                      17.6470%                 5,294,000                         9,706,000
                                                            -----------                       -----------

                                                            $30,000,000                       $55,000,000

                                   EXHIBIT B-1

                              364 DAY FACILITY NOTE

$ (Dollar Equivalent)                                           Philadelphia, PA
[Bank's 364 Day Facility Commitment]                             August 28, 1995

       FOR VALUE RECEIVED, THE WEST COMPANY, INCORPORATED, a Pennsylvania corporation, PACO PHARMACEUTICAL SERVICES, INC., a Delaware corporation, TWC OF FLORIDA, INCORPORATED, a Florida corporation, and each other Subsidiary Borrower (as defined in the Credit Agreement described below) joined hereto from time to time (individually a "Borrower" and together the "Borrowers"), as and to the extent provided in Section 2.7 in the Credit Agreement, hereby promise to pay to the order of _______________________________ (the "Bank"), in lawful currency of the United States of America or in such other currencies as are provided in the Credit Agreement, in immediately available funds, at the account of the Agent, located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the 364 Day Facility Termination Date, or on such earlier date or dates as provided in the Credit Agreement, the principal sum of $[Bank's 364 Day Facility Commitment] or $[Bank's 364 Day Facility Commitment] in Dollar Equivalent (or in a combination of Dollars and Dollar Equivalent equal to $[Bank's 364 Day Facility Commitment] in the aggregate) or, if less, the then aggregate unpaid principal amount of all 364 Day Facility Loans made by the Bank to the Borrowers pursuant to the Credit Agreement.

       Each Borrower promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in Article II of the Credit Agreement.

       This Note is one of the Notes referred to in the Credit Agreement, dated as of August 28, 1995 (as such may be further amended or modified from time to time after such date) among the Borrowers, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof. This Note is subject to voluntary prepayment and mandatory repayment prior to the 364 Day Facility Termination Date, in whole or in part, as provided in the Credit Agreement.

       In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

       Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

       Notwithstanding the face amount of this Note, the undersigneds' liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's 364 Day Facility Loans, including all principal and interest, together with all fees

                                      B-1-1
and expenses as provided in the Credit Agreement, all as established by the Bank's books and records.

       Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

       THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

                                           THE WEST COMPANY, INCORPORATED


                                          By:______________________________
                                           Title:

                                           PACO PHARMACEUTICAL SERVICES, INC.


                                           By:______________________________
                                           Title:

                                           TWC OF FLORIDA, INCORPORATED


                                           By:______________________________
                                           Title:


                                      B-1-2

                                   EXHIBIT B-2

                             FIVE YEAR FACILITY NOTE

$ (Dollar Equivalent)                                           Philadelphia, PA
[Bank's Five Year Facility Commitment]                           August 28, 1995

       FOR VALUE RECEIVED, THE WEST COMPANY, INCORPORATED, a Pennsylvania corporation, PACO PHARMACEUTICAL SERVICES, INC., a Delaware corporation, TWC OF FLORIDA, INCORPORATED, a Florida corporation, and each other Subsidiary Borrower (as defined in the Credit Agreement described below) joined hereto from time to time (individually a "Borrower" and together the "Borrowers"), as and to the extent provided in Section 2.7 in the Credit Agreement, hereby promise to pay to the order of ________________________________ (the "Bank"), in lawful currency of the United States of America or in such other currencies as are provided in the Credit Agreement, in immediately available funds, at the account of the Agent, located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Five Year Facility Termination Date, or on such earlier date or dates as provided in the Credit Agreement, the principal sum of $[Bank's Five Year Facility Commitment] or $[Bank's Five Year Facility Commitment] in Dollar Equivalent (or in a combination of Dollars and Dollar Equivalent equal to $[Bank's Five Year Facility Commitment] in the aggregate) or, if less, the then aggregate unpaid principal amount of all Five Year Facility Loans made by the Bank to the Borrowers pursuant to the Credit Agreement.

       Each Borrower promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in Article II of the Credit Agreement.

       This Note is one of the Notes referred to in the Credit Agreement, dated as of August 28, 1995 (as such may be further amended or modified from time to time after such date) among the Borrowers, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof. This Note is subject to voluntary prepayment and mandatory repayment prior to the Five Year Facility Termination Date, in whole or in part, as provided in the Credit Agreement.

       In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

       Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

       Notwithstanding the face amount of this Note, the undersigneds' liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Five Year Facility Loans, including all principal and interest, together with all fees


                                      B-2-1
and expenses as provided in the Credit Agreement, all as established by the Bank's books and records.

       Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

       THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

                                              THE WEST COMPANY, INCORPORATED


                                              By:___________________________
                                              Title:


                                              PACO PHARMACEUTICAL SERVICES, INC.


                                              By:___________________________
                                              Title:


                                              TWC OF FLORIDA, INCORPORATED


                                              By:___________________________
                                              Title:


                                      B-2-2

                                    EXHIBIT C

                      FORM OF REVOLVING CREDIT LOAN REQUEST

                               ____________, 19__

CORESTATES BANK, N.A., as Agent
FC 1-8-3-16
1339 Chestnut Street
Philadelphia, PA 19101
Attention: Joseph M. Finley

               Re: Credit Agreement dated as of August 28, 1995 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among The West Company, Incorporated ("The West Company"), certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent").

Ladies and Gentlemen:

       Pursuant to Section 2.2(a) of the Credit Agreement, The West Company, on behalf of _________________ (the "Borrower"), hereby requests a Revolving Credit Loan Borrowing, conversion or renewal (the terms defined in the Credit Agreement being used herein as therein defined):

       (1) The date of the requested Revolving Credit Loan Borrowing, conversion or renewal is ____________, 199_ (which day is a Banking Business Day).

       (2) The aggregate amount of the requested Revolving Credit Loan Borrowing, conversion or renewal is $___________.*

       (3) (a) The requested Revolving Credit Loan Borrowing, conversion or renewal, is to be a [check one]:

                             _____ Base Rate Loan
                             _____ LIBO Rate Loan

           (b) If a LIBO Rate Loan, the requested Selected Currency is _________________ and the requested Interest Period is ___________________.

___________________

* Insert an amount which is a minimum amount of $3,000,000 or any multiple of $100,000 in excess thereof.

       (4) The requested Revolving Credit Loan Borrowing, conversion or renewal, is to be made under the [check one]:

                             _____ 364 Day Facility
                             _____ Five Year Facility

       (5) Borrower's Account to which the proceeds of the requested Revolving Credit Loan should be credited:

       The West Company, on behalf of the Borrower, hereby certifies that the following statements are true and correct on and as of the date hereof, and will be true and correct on and as of the date of the proposed Revolving Credit Loan Borrowing, conversion or renewal before and after giving effect thereto and to the application of the proceeds therefrom:

       (a) the representations and warranties of the Borrower contained in the Credit Agreement (except to the extent such representations and warranties by their express terms relate to an earlier date) are true and correct in all material respects and will be true and correct in all material respects on the date of the Revolving Credit Loan Borrowing, conversion or renewal as if made on and as of such date;

       (b) the Borrower has complied and on the date of the proposed Revolving Credit Loan Borrowing, conversion or renewal will be in compliance with all the terms, covenants and conditions of the Credit Agreement;

       (c) no Event of Default or Potential Default exists or shall result from the proposed Revolving Credit Loan Borrowing, conversion or renewal; and

       (d) the Borrower has provided the Agent with items required by paragraphs
(a), (b) and (d) of Section 4.2 of the Credit Agreement.

                                            Very truly yours,

                                            THE WEST COMPANY, INCORPORATED


                                            By:______________________________
                                            Title:

                                   EXHIBIT D-1

                                  BID LOAN NOTE

$85,000,000.00                                                  Philadelphia, PA
                                                                 August 28, 1995

     FOR VALUE RECEIVED, THE WEST COMPANY, INCORPORATED, a Pennsylvania corporation, PACO PHARMACEUTICAL SERVICES, INC., a Delaware corporation, TWC OF FLORIDA, INCORPORATED, a Florida corporation, and each other Subsidiary Borrower (as defined in the Credit Agreement described below) joined hereto from time to time (individually a "Borrower" and together the "Borrowers"), as and to the extent provided in Section 2.7 in the Credit Agreement, hereby promise to pay to the order of ______________________________ (the "Bank"), in lawful currency of the United States of America or in such other currencies as are provided in the Credit Agreement, in immediately available funds, at the account of the Agent, located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on Termination Date, or on such earlier date or dates as provided in the Credit Agreement, the principal sum of $85,000,000.00 or $85,000,000.00 in Dollar Equivalent (or in a combination of Dollars and Dollar Equivalent equal to $85,000,000.00 in the aggregate) or, if less, the then aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrowers pursuant to the Credit Agreement.

     Each Borrower promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in the Credit Agreement and the related Bid Loan Notice.

     This Note is one of the Notes referred to in the Credit Agreement, dated as of August 28, 1995 (as such may be further amended or modified from time to time after such date) among the Borrowers, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof. This Note is subject to voluntary prepayment and mandatory repayment prior to the Termination Date, in whole or in part, as provided in the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     Notwithstanding the face amount of this Note, the undersigneds' liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Bid Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement and the related Bid Loan Notices, all as established by the Bank's books and records.

                                      D-1-1

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

                                             THE WEST COMPANY, INCORPORATED

                                             By:________________________________
                                             Title:

                                             PACO PHARMACEUTICAL SERVICES, INC.

                                             By:________________________________
                                             Title:

                                             TWC OF FLORIDA, INCORPORATED

                                             By:________________________________
                                             Title:


                                      D-1-2

                                   EXHIBIT D-2

                         FORM OF COMPETITIVE BID REQUEST



                                         _________________, 19__

CORESTATES BANK, N.A., as Agent
FC 1-8-3-16
1339 Chestnut Street
Philadelphia, PA 19101
Attention: Joseph M. Finley

         Re: Credit Agreement dated as of August 28, 1995 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among The West Company, Incorporated ("The West Company"), certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent").

Ladies and Gentlemen:

     Pursuant to Section 2.6(a) of the Credit Agreement, The West Company, on behalf of (the "Borrower"), hereby requests offers to make the Bid Loans specified herein (the terms defined in the Credit Agreement being used herein as therein defined):

     (1) The date of the proposed Bid Borrowing is ______, 199_ (which day is a Banking Business Day).

     (2) The aggregate amount of the proposed Bid Borrowing is $_______.**

     (3) The Competitive Bids requested are for Bid Loans in the following amounts and having the following Bid Loan Durations:

Principal Amount            Bid Loan Duration***            Selected Currency
----------------            --------------------            -----------------

-----------------------     -------------------------       --------------------


-----------------------     -------------------------       --------------------

     (4) Borrower's Account to which the proceeds of the Bid Loan should be credited.

-------------------
** Insert an amount which is a minimum amount of $3,000,000 or any multiple of $100,000 in excess thereof.

*** The minimum Bid Loan Duration is 7 days and the maximum Bid Loan Duration is 180 days and no more than two Bid Loan Durations may be requested in a single Competitive Bid Request.

                                      D-2-1

     The West Company, on behalf of the Borrower, hereby certifies that the following statements are true and correct on and as of the date hereof, and will be true and correct on and as of the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) the representations and warranties of the Borrower contained in the Credit Agreement (except to the extent such representations and warranties by their express terms relate to an earlier date) are true and correct in all material respects and will be true and correct in all material respects on the date of the Bid Borrowing as if made on and as of such date;

     (b) the Borrower has complied and on the date of the proposed Bid Borrowing will be in compliance with all the terms, covenants and conditions of the Credit Agreement; and

     (c) no Event of Default or Potential Default exists or shall result from the proposed Bid Borrowing.

     You are hereby authorized to debit our demand deposit account in the amount of $250 in payment of the service fee due the Agent in connection with this request.

                                               Very truly yours,

                                               THE WEST COMPANY, INCORPORATED

                                               By:______________________________
                                                  Title:


                                      D-2-2

                                   EXHIBIT D-3

                             FORM OF COMPETITIVE BID

                                         _________________, 19__


CORESTATES BANK, N.A., as Agent
FC 1-8-3-16
1339 Chestnut Street
Philadelphia, PA 19101
Attention: Joseph M. Finley

             Re: Credit Agreement dated as of August 28, 1995 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among The West Company, Incorporated ("The West Company"), certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent").

Ladies and Gentlemen:

     In response to the Competitive Bid Request made by The West Company on behalf of ____________________ (the "Borrower") dated _____________ __, 19__ and in accordance with Section 2.6(c) of the Credit Agreement, the undersigned Bank offers to make Bid Loans(s) thereunder in the following principal amount(s) at the following interest rate(s) for the following Bid Loan Durations (the terms defined in the Credit Agreement being used herein as therein defined):

Borrowing Date: __________________ __, 19__

Offer 1: Maximum Amount $___________________; Minimum Amount $________________.*

BID LOAN DURATION             PRINCIPAL AMOUNT                     ABSOLUTE RATE
-----------------             ----------------                     -------------

-----------------             ----------------                     -------------

Offer 2: Maximum Amount $___________________; Minimum Amount $________________.*


BID LOAN DURATION             PRINCIPAL AMOUNT                     ABSOLUTE RATE
-----------------             ----------------                     -------------

-----------------             ----------------                     -------------

* Not less than $3,000,000

                                     D-3-1

     Acceptance of any bid contained herein is subject to compliance with the terms and conditions of the Credit Agreement.

                                      [NAME OF BANK]


                                       By:______________________________________
                                          Title_________________________________

                                      D-3-2

                                   EXHIBIT D-4

                             FORM OF BID LOAN NOTICE

                                         ______________ __, 19__

CORESTATES BANK, N.A., as Agent
FC 1-8-3-16
1339 Chestnut Street
Philadelphia, PA 19101
Attention: Joseph M. Finley

             Re: Credit Agreement dated as of August 28, 1995 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among The West Company, Incorporated ("The West Company"), certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent").

Ladies and Gentlemen:

     Pursuant to Section 2.6(e) of the Credit Agreement, The West Company, on behalf of ______________ (the "Borrower"), hereby notifies you of the Borrower's acceptance of the following offers made by the Banks in response to the Competitive Bid Request submitted on _______________, 19__, (the terms defined in the Credit Agreement being used herein as therein defined):

                  Borrowing Date: ____________________, 19__

                                                     Principal
  Name of         Bid Loan         Absolute           Amount            Selected
   Bank           Duration           Rate           of Bid Loan*        Currency
  -------         --------         --------         ------------        --------

-------------    --------------   --------------   ----------------  -----------

-------------    --------------   --------------   ----------------  -----------

-------------    --------------   --------------   ----------------  -----------

-------------    --------------   --------------   ----------------  -----------

                                      D-4-1

     The West Company, on behalf of the Borrower, hereby certifies that the Borrower's acceptance of the offers listed above complies with the terms of the Credit Agreement, including, but not limited to, Section 2.6(e). The West Company, on behalf of the Borrower, hereby confirms and restates each of the statements certified by it in the Competitive Bid Request relating to this Bid Loan Notice and further certifies that after giving effect to the above Bid Loans, there will not be more than five (5) Bid Loans outstanding and the outstanding aggregate principal amount of all Loans will not exceed the Aggregate Commitment.

                                             Very truly yours,

                                             THE WEST COMPANY, INCORPORATED

                                             By:________________________________
                                                Title:

-----------------

* Acceptance of each Bid Borrowing must be in a minimum aggregate principal amount of $3,000,000 or in any multiple of $100,000 in excess thereof, and acceptance of each Bid Loan must be in a minimum principal amount of $3,000,000 or in any multiple of $100,000 in excess thereof.

                                      D-4-2

                                    EXHIBIT E

                           SUBSIDIARY BORROWER NOTICE
                                 AND DESIGNATION

                                             ____________ __, 19__


CORESTATES BANK, N.A., as Agent
FC 1-8-3-16
1339 Chestnut Street
Philadelphia, PA 19101
Attention: Joseph M. Finley


Re: Credit Agreement dated as of August 28, 1995 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among The West Company, Incorporated ("The West Company"), certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent") (terms defined in the Credit Agreement being used herein as defined therein).

Ladies and Gentlemen:

     [Designation of Subsidiary Borrower

       Pursuant to Section 2.7(c) of the Credit Agreement, The West Company and _______________________________ (the "Designated Company") hereby request that the Designated Company be designated as a Subsidiary Borrower under the Credit Agreement. This designation shall be effective upon its receipt by the Agent (the "Designation Effective Date").

       The West Company and the Designated Company hereby represent and warrant to the Agent and the Banks that the Designated Company meets, and will continue to meet as of the Designation Effective Date, the criteria set forth in the definition of Subsidiary Borrower in the Credit Agreement.

       The Designated Company hereby agrees to be subject to all duties and obligations of a Subsidiary Borrower under the Credit Agreement.]

     [Termination of Subsidiary Borrower Designation

       Pursuant to Section 2.7(c) of the Credit Agreement, The West Company and _______________________________ (the "Terminating Company") hereby request that the Terminating Company's designation as a Subsidiary Borrower under the Credit Agreement be terminated.

This termination shall be effective upon the later of (i) receipt of this notice by the Agent and (ii) repayment in full of all Obligations of the Terminating Company in respect of the Loans.]

                                            Very truly yours,

                                            THE WEST COMPANY, INCORPORATED

                                            By:
                                                -------------------------------
                                                Title:


                                            [DESIGNATING COMPANY OR
                                            TERMINATING COMPANY]

                                            By:
                                                -------------------------------
                                                Title:

                                    EXHIBIT F

                             OPINION OF COUNSEL FOR
                                THE WEST COMPANY

       1. Each of the Company and the Subsidiary Borrowers is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and the Subsidiary Borrowers has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations under the Loan Documents.

       2. The Company and each Subsidiary Borrower have duly executed and delivered the Loan Documents to which each is a party, and such Loan Documents constitute valid and binding obligations of the Company and of each of the Subsidiary Borrowers that is a party thereto, enforceable against each such party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws that affect creditors' rights generally, and by equitable limitations on the availability of specific remedies (whether at law or in equity).

       3. The execution, delivery and performance by each of the Company and the Subsidiary Borrowers of the Loan Documents are within each party's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not and will not (i) violate any provision of any law, rule or regulation applicable to the Company or any Subsidiary Borrower, (ii) to our knowledge violate any judgment, order, writ, injunction, decree, determination, award or ruling of any court or governmental agency application to the Company or any Subsidiary Borrower, (iii) violate any provision of the Articles of Incorporation, Certificate of Incorporation or By-laws of the Company or any Subsidiary Borrower, (iv) to our knowledge violate, be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any provision of any material agreement, lease or instrument to which the Company or any Subsidiary Borrower is party, by which they are bound or to which any of their assets are or may be subject, or (v) to our knowledge result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary Borrower.

       4. No authorization, consent, approval, order, license, execution or other action by or notice to or filing with any federal, Pennsylvania or Delaware court or administrative or governmental body is required in connection with the execution and delivery of the Loan Documents or fulfillment of or compliance with the terms and provisions thereof by the Company and the Subsidiary Borrowers.

       5. To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against the Company or any Subsidiary Borrower or any assets of the Company or any Subsidiary Borrower by or before any court, government agency or other tribunal which, if adversely determined, reasonably could have a Material Adverse Effect or could materially adversely affect the ability of the Company or any Subsidiary Borrower to perform under the Loan Documents.

                                  SCHEDULE 1.1

                      APPLICABLE MARGINS AND FACILITY FEES

                                364 Day Facility

                                  Funded Debt to Total Capitalization Ratios:
                                  -------------------------------------------
                                                                       Is equal
                                                                         to or
                                                                        greater
                                                                         than
                                < 20%     20% to < 35%   35% to < 43%     43%
                                -----     ------------   ------------  --------
Facility Fee                      6             8            10           12.5

LIBOR Margin:
   Dollars                       13            16            19           24
   Deutsche Marks                13            16            19           24
   French Francs                 13            16            19           24
   Pounds Sterling               13            16            19           24


                               Five Year Facility

                                  Funded Debt to Total Capitalization Ratios:
                                  -------------------------------------------
                                                                       Is equal
                                                                         to or
                                                                        greater
                                                                         than
                               < 20%      20% to < 35%   35% to < 43%     43%
                               ----       ------------   ------------  --------

Facility Fee:                     7             9            12            15

LIBOR Margin:
   Dollars                       16            19            24            30
   Deutsche Marks                16            19            24            30
   French Francs                 16            19            24            30
   Pounds Sterling               16            19            24            30

                                 SCHEDULE 1.1(b)

                                 EXISTING LIENS

See attached

                                  SCHEDULE 3.2

                                    CONSENTS

None

                                  SCHEDULE 3.4

                                   LITIGATION

None

                                  SCHEDULE 3.11

                              COMPLIANCE WITH LAWS

None

                                  SCHEDULE 3.15

                                  SUBSIDIARIES

See attached